As filed with the Securities and Exchange Commission on February 7, 2024

Registration No. 333-276724

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Agrify Corporation

(Exact name of registrant as specified in its Charter)

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Nevada	0700	30-0943453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2468 Industrial Row Drive, Troy, Michigan 48084
(855) 420-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

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Raymond Nobu Chang
Chairman and Chief Executive Officer
Agrify Corporation
2468 Industrial Row Drive, Troy, Michigan 48084
(855) 420-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With copies to:

Frank A. Segall, Esq. Robert A. Petitt, Esq. Burns & Levinson LLP 125 High Street Boston, MA 02110 (617) 345-3000	Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2024
2,014,234 Shares of Common Stock and Pre-Funded Warrants to Purchase 2,014,234 Shares of Common Stock

We are offering up to 2,014,234 shares of common stock, including shares of common stock underlying Pre-Funded Warrants that we may issue as described below, at an assumed purchase price of $0.7447 per share of common stock pursuant to this prospectus.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or such other percentage as may be required by the investor) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants in lieu of shares of common stock. The assumed offering price for each Pre-Funded Warrant is $0.7437.

The Pre-Funded Warrants will not have an expiration date and will be exercisable immediately. The exercise price for the Pre-Funded Warrants will be equal to $0.001.

We have also registered for public sale 40,285 shares of common stock, issuable to the placement agent upon the exercise of a warrant to be issued to the placement agent.

The price of our common stock on The Nasdaq Capital Market during recent periods will only be one of many factors in determining the final public offering price. Other factors to be considered in determining the final public offering price include our history, our prospects, the industry in which we operate, our past and present operating results, the general condition of the securities markets at the time of this offering and discussions between the placement agent and prospective investors. The recent market price used throughout this prospectus may not be indicative of the final public offering price. All share and warrant numbers included in this prospectus are based upon an assumed public offering price per share of common stock of $0.7447, the closing price of our common stock on The Nasdaq Capital Market on February 6, 2024.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AGFY.” On February 6, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.7447 per share.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Pre-Funded Warrants will be limited.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in our common stock.

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Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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	Per Share	Per Pre-Funded Warrant	Total
Offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to Agrify(2)	$	$	$

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(1)      In addition to placement agent fees, Agrify has agreed to reimburse the placement agent for certain expenses. In addition, we will issue to the placement agent a warrant to purchase up to one percent (1%) of the aggregate number of shares of common stock (or Pre-Funded Warrants) issued in this offering. See “Plan of Distribution” beginning on page 56 of this prospectus for additional information regarding total placement agent compensation.

(2)      Does not give effect to any exercise of the Pre-Funded Warrants being issued in this offering.

We have retained Alexander Capital, L.P. as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

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We expect to deliver the securities to investors on or about            , 2024.

ALEXANDER CAPITAL, L.P.

The date of this prospectus is            , 2024

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ABOUT THIS PROSPECTUS

We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have proprietary rights to trademarks used in this prospectus, including Agrify®. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors,” before investing in our securities. All references to “Company” “we,” “our” or “us” refer solely to Agrify Corporation and its subsidiaries and not to the persons who manage us or sit on our Board of Directors.

Business Overview

We are a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Agrify Vertical Farming Units (or “VFUs”) enable cultivators to produce high quality products with what we believe to be unmatched consistency, yield, and return investment at scale. Our comprehensive extraction product line, which includes hydrocarbon, alcohol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates.

Since our inception, we have gone from primarily developing, selling, and supporting our VFUs along with our fully integrated Agrify Insights™ cultivation software (“Agrify Insights™”) to being able to offer customers a far more complete set of solutions, products, and services across both cultivation and extraction. This has been a function of both our natural evolution and through a set of strategic mergers and acquisitions. Since 2020, we have integrated six new brands into Agrify’s broader organization. Our first acquisition, TriGrow Systems, Inc., was completed in January 2020. TriGrow Systems, Inc. was formerly the exclusive distributor of Agrify’s VFUs. We added Harbor Mountain Holdings, LLC to our portfolio on July 21, 2020, to help scale up our manufacturing strategy with engineering, prototyping, manufacturing, testing, warehousing, and installation services. Since October 2021, we have been strategically focused on establishing ourselves as a global leader in the cannabis and hemp extraction equipment industry, complementing our cutting-edge cannabis and hemp cultivation solutions. Over five months, we acquired four of the top brand names in the industry. On October 1, 2021, we acquired Precision Extraction Solutions, a market leader in developing and producing high-quality hydrocarbon and alcohol extraction solutions, and Cascade Sciences, LLC, a market leader in developing and producing high-quality vacuum purge ovens and decarboxylation ovens. On December 31, 2021, we acquired PurePressure, LLC, a market leader in developing and producing high-quality solventless extraction solutions and advanced ice-water hash processing equipment in the cannabis and hemp industry. Lastly, on February 1, 2022, we completed our acquisition of LS Holdings Corp., a market leader in developing and producing high-quality distillation and solvent separation solutions for the cannabis and hemp industry.

We now offer our customers an extensive ecosystem of solutions, products, training, and service capabilities in what has historically been a highly fragmented market. Our offerings, which are described in more detail below, are compelling on their own. However, we believe what sets us apart is our ability to bring to the market the most comprehensive set of cultivation and extraction solutions from a single provider. As a result, we believe we are well-positioned to capture market share and create a dominant market position in the indoor cannabis sector. We currently have two primary areas of business focus:

•        Cultivation Solutions; and

•        Extraction Solutions.

Cultivation Solutions

While we do not cultivate, come in contact with, distribute, or dispense cannabis or any cannabis derivatives that are currently prohibited under U.S. federal law, our equipment and business solutions can be used within indoor grow facilities by fully licensed cannabis cultivators. We sell our proprietary cultivation solutions to independent licensed cultivators. The two primary products we sell are the VFUs and Agrify Insights™. We believe we are one of a limited number of companies offering a fully integrated cultivation solution optimized for precision growing with robust automation capabilities in the industry.

Agrify Vertical Farming Unit

Our proprietary VFU technology offers a modular, compartmentalized micro-climate growing system for indoor vertical farming. Our VFU system is designed for craft farmers, single-state operators, and multi-state operators who are looking to consistently produce higher-quality crops at scale. The VFUs are designed to line up horizontally in rows, and can be stacked vertically up to three units tall, taking advantage of unused indoor vertical space with the below benefits:

•        Superior Floor Space Utilization.    Each VFU provides two tiers of growing canopy. Our units introduce an open-room facility design approach to maximize available cultivation floor space while offering superior risk mitigation via individual compartmentalized cultivation chambers which aim to contain potential biological threats to cultivation facilities.

•        Precise Environmental Controls.    Each VFU has an Environmental Control Unit that is integrated with our proprietary cultivation software, Agrify Insights™. This integration allows for precise control and automation over light photoperiod and intensity, temperature, humidity, vapor pressure deficit (“VPD”), carbon dioxide, fertigation, and irrigation throughout the lifecycle of the plants.

•        Modular Scalability.    The VFU is designed to stack up to three units tall, sextupling production volume over the same traditional footprint. Each unit is designed to easily integrate with a mezzanine catwalk system providing unparalleled access to all levels of cultivation.

•        Worker Safety & Efficiency.    The VFU’s design was thoughtful and intentional; from the ergonomic dimensions that facilitate safe, easy access to plants for scouting and plant husbandry, to the integrated catwalks that allow cultivators to work from a safe sitting or standing position without the need for scissor lifts, ladders or removable platforms.

•        Biosecurity and Risk Mitigation.    The VFU has a motorized curtain on both sides of the unit that encloses the grow area to prevent light pollution and the spread of disease that would typically lead to facility-wide crop failure. Contamination can be controlled and limited to the affected units, which are designed with sanitation in mind. From the aluminum frame to the selection of antimicrobial plastics and down to the IP65 electronics and polycarbonate-lensed LED lights, the entire VFU can be easily sanitized, especially with the VFU’s High Heat mode, which helps sanitize all internal VFU surfaces effortlessly.

Agrify Insights™

The VFUs are designed to work in conjunction with our Agrify Insights™ software. Each VFU sold includes a license for Agrify Insights™ and a monthly Software-as-a-Service (“SaaS”) subscription fee is charged per VFU. The VFU cannot operate successfully without Agrify Insights™, and we typically charge between $1,500 to $2,400 per VFU sold annually. Agrify Insights™ license agreements are generally for a multi-year term, with an annual auto-renewal.

Agrify Insights™ is a SaaS-based solution that interfaces with our proprietary hardware to provide customers with real-time control and monitoring of facilities, growing conditions and insights into both production and profit optimization. The combination of precise environmental control and automation with data collection and actionable insights empowers our customers to be more efficient, more productive, and more intelligent about how they run their businesses. We believe that the robust data analytics capabilities from our Agrify Insights™ platform, coupled with our VFU system, is enabling our customers to transform their businesses and quality of the product they are cultivating.

Agrify Insights™ is focused on optimizing four key components:

•        Optimization at the plant level;

•        Optimization at the VFU unit level;

•        Optimization at the facility level; and

•        Optimization at the business level.

When these key components are combined, they encompass the cultivation operations of an Agrify customer. By reducing human error and providing insights through data collection and analysis, Agrify Insights™ minimizes risk and increases operational efficiencies. Ultimately, our customers seek to produce end products with the highest level of consistency no matter where they are located.

Plant-Level Optimization

Central to our solution is granular control of the cultivation environment. A crop’s end-product is determined by the plant’s genetics and the environment in which the plants are grown. Control over the growing environment is accomplished through the integration of Agrify Insights™. Agrify Insights collects data from multiple sensors on a per plant basis between 4 and 60 times an hour. This can result in between 100 thousand and 151 million data points annually, depending on the number of plants and fluctuations in the VFU microclimate. By recording data points and reproducing specific environments based on the data, cultivators can effectively minimize the variation in their crops and dial-in the maximum quality. Individual plant varietals can be optimized by tailoring the grow plan (recipe for cultivation) to enhance genetic traits; increasing the temperature can speed chemical processes and growth rates and adjusting the length of different phases of a plant’s lifecycle can maximize the crop’s yield. Additionally, when new varieties of plants are cultivated, having multiple controlled, compartmentalized, growth chambers allow for iterative experiments which offer real insight into how new varieties are best cultivated which is beneficial for research and development purposes.

Our “Grow Plans” are the templates or recipes that define the parameters for each lifecycle. Grow Plans define the environmental settings (light-photoperiod and intensity, temperature, humidity, VPD, CO2, irrigation, fertigation) for each crop variety and cultivator as well as the schedule for completing, as applicable, “plant touching” tasks such as bottoming, pruning, and harvesting. Agrify Insights™ ships to the customer with many pre-developed Grow Plans and customers can create their own Grow Plans, electing to share them with other customers or not.

Individual VFU Level Optimization

Our VFU hardware provides cultivation environmental control within the grow chamber. This hardware and its component valves, motors and sensors are directed and controlled by Agrify Insights™.

•        Monitor and Control Agrify Hardware.    Agrify Insights™ can either automatically or manually control our hardware. For example, the water-chilled fan coil can keep the temperature in a range accurate to 1.5 degrees Fahrenheit.

•        Cultivation Environmental Control.    Using Agrify Insights™, users can view environmental charts that plot temperature, humidity, and carbon dioxide over time. It also shows when plant irrigation occurs and whether the unit is in cooling, circulating, or dehumidifying mode. We sample these values every minute and report them back to the cloud every 15 minutes or more often if significant changes occur. Each growing chamber reports millions of data points annually, enabling our clients to perform an in-depth analysis of their grow performance. The manual control screen visualizes the current state of the grow chamber and allows our technicians to take direct control for troubleshooting, if necessary. The device log shows us what decisions were made by Agrify Insights™ and why.

Facility Level Optimization

Our modular VFUs are deployed in scale at a customer’s facility with the smallest commercial operation deployment being 60 VFUs to date. Agrify Insights™ is designed to operate these individual VFUs as a combined facility. Agrify Insights™ features at the facility level include:

•        Production Planning.    The production planning feature is designed to maximize a facility’s utilization by executing a “best-fit” scheduling algorithm to selected Grow Plans across VFUs that have been deployed at a customer facility. Since grow plans typically have a different number of growing days that start on staggered schedules, this module is a critical component for optimizing the planting and moving schedules, significantly increasing plant production, and reducing the cost per pound of harvest.

•        Workforce Management.    Agrify Insights™ includes a workforce planning feature to assign tasks to staff. These tasks can be automatically assigned based on the user role or their knowledge, skills, and abilities. The calendar displays the estimated time required to complete plant-touching tasks on any given day.

•        Automatic Notification System.    Users can select to subscribe to anomalous events, and users are notified in the order in which they are listed. If a user does not acknowledge the notification within the specified time frame, the next user in the list is notified, providing the business with 24/7 monitoring and notifications.

•        Preventative Maintenance.    Our equipment and facility preventative maintenance schedules and related tasks are contained, tracked, and monitored within Agrify Insights™.

•        Facility Infrastructure Controls.    Agrify Insights™ controls the irrigation on a facility level and connects with the water chilled HVAC system and ambient lighting system, providing our customers with a central piece of software for facility management.

Optimization at the Business Level

Agrify Insights™ analysis features enable customers to understand how cultivation decisions impact their overall business. Understanding the data from the cultivation facility can help our customers better plan and make informed decisions that impact downstream parts of their business.

•        Consumables Procurement Integration.    Each task can also be assigned a set of consumables whose inventory will be reduced when the task is started. This feature can help customers manage supply levels and can automatically create purchase orders so that they never run out of required supplies.

•        Online Standard Operating Procedures (“SOPs’’) and Safety Datasheets.    Agrify Insights™ hosts digital copies of our included Standard Operating Procedures and datasheets, or users can upload their own via our content management system, ensuring that the most recent version of SOPs and forms are available to users.

•        Roles-Based Dashboards.    Ability to obtain access to information specifically suited to your workforce’s various needs. Facility owners have access to high-level information about crop yields and equipment usage in an easy-to-understand scorecard. Farm managers receive a worksheet and calendar that lets them manage their workforce and automatically assign plant-touching tasks. This also provides facility managers with an ongoing window into consumables and lets them set inventory levels.

•        Data Collection.    Agrify Insights™ is a centralized repository for all data relating to the cultivation aspects of our clients’ business, including research and development testing data, and the ability to capture and compare test results. By doing so, Agrify Insights™ becomes a customers’ cultivation statement of record.

•        Financial Simulator/What If Scenarios.    Our operating expenses (“OpEx”) calculator enables users to evaluate impacts to profitability by changing hundreds of attributes including, but not limited to, changes to costs in labor, electric, water, CO2, and growing media as well as potential volatility in yields and pricing.

•        Regulatory Reporting Integration.    We have integrated our software with Metrc, a leading seed-to-harvest compliance management and tracking solution, which will enable our customers to handle most regulatory reporting directly through Agrify Insights™.

Cultivation Deployment Options

Rapid Deployment Pack (“RDP”) Program

The RDP program was established in 2022 to make it easier for a broader range of customers to access our award-winning cultivation technology. Featuring our flagship VFUs in a prepackaged, self-contained, and quick-to-deploy format, the thoughtfully designed and engineered RDPs offer an accelerated path to production, cash flow, and profitability for customers. By removing certain barriers and points of friction with the RDPs, we can provide customers who have properly equipped facilities with best-in-class cultivation capabilities in potentially as little as 90 days. Once installed, the modular nature of the RDPs allows for seamless expansion opportunities, enabling customers the flexibility to grow and scale.

TTK Solution

While we do not intend to enter into any new TTK Solutions for the foreseeable future, we have deployed this program with certain key customers. We also believe that our data-driven TTK Solution for cultivation solutions is unlike any other customer solution being offered and enables our customers to get to market faster by providing them with our seamlessly integrated hardware and software offerings as well as access to capital and a wide range of associated services from experts including consulting, training, design, engineering, and construction to form what we believe is the most complete solution available from a single provider. We engage qualified cannabis operators in the early phases of their business plans and provide critical support, typically over a 10-year period.

Our TTK Solution provides our valued customers with the benefit of working with a single, highly qualified provider in what has historically been a decentralized market full of piecemeal solutions that were not necessarily designed and engineered to work harmoniously with one another. Given the significant shortcomings associated with traditional indoor grow methods across all commercial agriculture segments, it was apparent that a new paradigm in indoor cultivation was needed, which is why we have brought a more modern, manufacturing style approach that is process driven through technology and measured via data and analytics. Overall, our holistic approach to addressing our customers’ cultivation needs treats their production facilities as an end-to-end ecosystem whose success depends on all components working together optimally. Despite the rapidly growing cannabis and hemp industry, many growers and processors face some significant obstacles to their operations that pose a serious threat to their long-term viability.

We believe Agrify’s proprietary TTK Solution is the key to resolving many of the challenges our customers encounter. We have set ourselves apart by bringing to market a horticulturist expertise, bundled solution of state-of-the-art equipment, software and services that is turn-key, end-to-end, fully integrated and optimized for precision growing and extraction. Agrify’s TTK Solution provides customers with the following bundled equipment and services:

•        Facility design, lab design, and engineering services

•        Facility and lab build-out project management

•        Agrify VFUs

•        Agrify data driven Agrify Insights™

•        Agrify extraction products

•        Expert horticulturist training and ongoing support

Extraction Solutions

While we do not extract, come in contact with, distribute, process, or dispense cannabis or hemp or any cannabis or hemp derivatives that are currently prohibited under U.S. federal law, our extraction equipment and business solutions can be used within indoor processing facilities by fully licensed cannabis and hemp cultivators and processors or in some cases, by individual processors for individual use in compliance with applicable law. We sell our proprietary extraction solutions to independent, licensed cultivators and processing labs.

Cannabis represents a potential cornucopia of medicinal and pharmaceutical advancement. Cannabis produces over 550 different phytochemicals, over 120 of which are cannabinoids like tetrahydrocannabinol (“THC”) and cannabidiol (“CBD”). Other cannabinoids like varins, cannabigerivarin (“CBGV”), tetrahydrocannabivarin (“THCV”), and cannabidivarin (“CBDV”) are less well known and potentially offer significant value. As we continue to learn more about the complex chemical composition of cannabis, the need for distillation solutions is clear. Distillation enables the identification, isolation, and separation of valuable cannabis metabolites. The ability to take cannabis compounds distilled into their pure forms, and then recombine them into specific, purposeful end-products could have significant potential for the pharmaceutical industry in the future.

As stated previously, we strategically acquired four of the top brands in the extraction space in late 2021 and early 2022 in Precision Extraction, PurePressure, Lab Society, and Cascade Sciences. These iconic brands encompass everything from hydrocarbon, alcohol, and solventless extraction to distillation and post-processing and have supported and continue to support over 90% of legal operators in one fashion or another.

Combined, these four acquisitions provide what we believe to be the most comprehensive extraction solutions from a single provider, with over 7,000 customers, including over 30 Multi-State-Operators, and some of the best extraction labs in the industry. Our leading extraction brands provide equipment and solutions for extraction, post-processing, and testing for the cannabis and hemp industries. The extraction, post-processing and testing services are complementary and highly attractive areas of the supply chain.

Our extraction division now offers cutting-edge technologies and end-to-end service solutions. Solutions from the extraction division include equipment, technology, facility and lab design, training, and extensive research and development capabilities. By providing new hardware-as-a-service we intend to capture higher margin recurring revenue and supply chain optimization through streamlined product sourcing, purchasing, manufacturing, and warehousing.

These acquisitions have greatly expanded our product and service offerings in the post-harvest segment of the supply chain. We believe we are positioning Agrify as one of the most vertically integrated total solutions provider for our cannabis and hemp customers. According to a report published by Grand View Research in November 2022, the global cannabis extraction market is expected to potentially grow to $15.5 billion by 2030, and as the cannabis industry continues to experience rapid growth globally, we expect the sales of our extraction solutions to follow a similar growth trajectory.

Cannabis Market Opportunity

While we do not cultivate, come in contact with, distribute or dispense cannabis or any cannabis derivatives that are currently prohibited under U.S. federal law, our cultivation solutions can be used within state-licensed indoor grow facilities by cannabis cultivators if they choose to do so.

In the U.S., the development and growth of the regulated medical and recreational (adult-use) cannabis industry has generally been driven by state law and regulation, and accordingly, the market varies on a state-by-state basis. State laws that legalize and regulate cannabis for medicinal reasons allow patients to consume cannabis with a designated healthcare provider’s recommendation, subject to various requirements and limitations. As of January 2023, 39 states have passed laws allowing their citizens to use medical cannabis. On top of this medical condition growth trend, there has been a slow but steady increase in the number of states that have chosen to legalize cannabis for recreational use. As of January 2023, 21 states have passed laws allowing their citizens to use recreational cannabis. Shifting public attitudes and state law and legislative activity are driving this change as indicated by a 2019 poll by Quinnipiac University that found that 93% of Americans support patient access to medical-use cannabis if recommended by a doctor, which was the same level of support from a similar poll conducted by Quinnipiac University in 2018. Similarly, the trend toward further legalization and regulation of cannabis sales is spreading globally. As of the date of this report, over 70 countries outside the U.S. currently have medicinal cannabis regulation in force, and that number is expected to significantly increase over time.

Given that the market size of legal cannabis in the U.S. in 2022 was estimated to be $27.7 billion according to MarketsandMarkets research Pvt Ltd, and 88% of legal U.S. cannabis cultivators grow indoors (Fluence 2022 Industry lighting report), we estimate that the indoor segment of the legal U.S. cannabis sector is a $10 billion market with the expectation that there will be even more growth on the horizon. A recent report from statista.com projected global cannabis revenue to reach $47.2 billion in 2023, with annual growth rate of 12.69%, with a projected global market volume of $76.1 billion by 2027.

The different cultivation environments for cannabis each have advantages and disadvantages, and this leads to a variance in price points based on quality, actual and perceived, and process. Based on the Fluence 2022 state of the cannabis industry lighting report, 88% of cultivators have some or all of their facilities growing indoors, up 9% over 2021.

Our Competitive Strengths

We believe our business has, and our future success will be driven by, the following competitive strengths:

•        Innovative Technology in an Attractive Growing Industry.    Our innovative solutions are aimed at large and growing U.S. domestic and global markets. We believe we are the only provider of a fully integrated end-to-end hardware and software turnkey solution for indoor cultivation and extraction facilities that allows customers to produce high-quality products with consistency at scale while meeting the growing demand and needs of end users at a relatively low cost. As such, we believe we have a first mover advantage due to innovating this new type of smart cannabis and hemp cultivation and processing solution, which is already designed, manufactured, and implemented in several commercial scale deployments across multiple states within the U.S.

•        Integrated Proprietary Components.    We design and create our own hardware, software, and SOPs from the ground up rather than buying piecemeal from third parties. We take a systems-engineered integrated approach that we believe has inherent advantages over other, ad-hoc systems.

•        Emphasis on Precision and Consistency Through Our Proprietary Grow Solutions.    While being able to help our customers increase capacity, yield and consequently revenues holds a tremendous amount of value, we believe that our biggest differentiator is our ability to impact the actual quality and consistency of the output by controlling the environment in which the crops are grown and all the variables that influence harvests with an unparalleled level of precision. The by-product of our TTK Solution is that our customers can create consistent high-quality products with repeatability from anywhere similar to any other consumer product company that provides a branded food or drink product.

•        Emphasis on Precision and Consistency Through Our Extraction Division.    In addition to our premium grow solutions, we have begun offering our customers industry leading cannabis and hemp extraction equipment, design, and training solutions. By acquiring leading brands earlier this year, we are immediately able to offer our customers premium solutions to meet their processing needs in this rapidly expanding sector.

•        Market Knowledge and Understanding.    We have extensive experience with controlled agriculture environments, extraction, post-processing, and scale-up manufacturing, as well as industry technical knowledge and relationships. We are keenly aware of the struggles that indoor cultivators and extractors face, and we serve as a credible and collaborative partner through the entire customer lifecycle. We believe that our fully integrated TTK Solution, extraction equipment and ancillary services are the key to resolving many of the challenges our customers face.

•        Differentiated Business Model.    Unlike many of our competitors, we offer a diversified mix of hardware, software, and services, which leads to potential multiple revenue streams. Given the nature of our deployments, we become deeply embedded in our customers’ operations through our numerous product offerings. This puts us in a position where customer success is directly tied to our equipment. Our ability to differentiate our business model provides us with multiple opportunities to expand our installed user base, which we believe will lead to future high-margin and stable recurring SaaS revenues, via our Agrify Insights™ and production fee revenues.

Our Growth Strategy

We have developed a multi-pronged growth strategy as described below to help us capitalize on the sizable opportunity at hand. Through methodical sales and marketing efforts, cultivation and extraction solutions, and scale-up manufacturing, we believe we have implemented several key initiatives we can use to grow our business more effectively. We also intend to opportunistically pursue the strategies described below to continue our upward trajectory and enhance shareholder value. We believe we have significantly improved our new bookings and qualified pipeline. With our expanded product line that includes quality extraction solutions, we have become more attractive to our prospects and customers, enhancing our overall appeal and the scope of opportunities we are able to pursue. We expect our qualified pipeline and new bookings of opportunities to continue to grow.

Regulatory Implications of Providing Equipment and Services in the Cannabis and Hemp Industry

We sell products and services that end users may purchase for use in industries or segments, including the growing and processing of cannabis and hemp, which are subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions. For example, certain countries and 38 U.S. states have adopted frameworks that authorize, regulate, and tax the cultivation, processing, sale, and use of cannabis for medicinal and/or non-medicinal use, while the U.S. Controlled Substances Act and the laws of other U.S. states prohibit growing cannabis. In addition, with the passage of the Farm Bill in December 2018, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also removes restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Our products are multi-purpose products and may be used on a wide range of plants and are purchased by cultivators who may grow any variety of plants, including cannabis and hemp.

Although the majority of states now have laws that regulate or decriminalize various types of cannabis use, marijuana remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis in the U.S. In those states in which the use of marijuana has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act. The Controlled Substances Act classifies marijuana as a Schedule I controlled substance, and as such, medical and adult cannabis use is illegal under U.S. federal law. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to marijuana (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. The approach to enforcement of such laws by the federal government in the U.S. has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis regulatory programs in states where such programs are legal, strict compliance with state laws with respect to cannabis.

In most states that have legalized medical- and recreational-use cannabis in some form, the growing, processing and/or dispensing of cannabis generally requires that the operator obtain one or more licenses in accordance with applicable state requirements. In addition, many states regulate various aspects of the growing, processing and/or dispensing of cannabis and hemp. Local governments in some cases also impose rules and regulations on the manner of operating cannabis and hemp businesses. As a result, applicable state and local laws and regulations vary widely, including, but not limited to, regulations governing the medical cannabis program, product testing, the level of enforcement by state and local authorities on non-licensed cannabis operators, state and local taxation of regulated cannabis products, local municipality bans on operations and operator licensing processes and renewals.

As part of its rigorous due diligence policy on all potential customers, we carefully review the appropriate licensure of each potential customer in the cannabis and hemp industry for compliance with applicable local, state, and federal laws. We are not involved in the cultivation, processing, or retail of cannabis products and never takes a controlling interest in any of the operations of its cannabis customers as a matter of state law.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, for so long as we are an “emerging growth company,” we will not be required to:

•        engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•        comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

•        disclose certain executive compensation-related items such as the correlation between executive compensation and performance and the comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of:

•        our reporting $1 billion or more in annual gross revenues;

•        our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

•        the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

•        December 31, 2026.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Recent Developments

Note Acquisition and Warrant Issuance

On October 27, 2023, following the execution of the Modification Agreement (as defined below), CP Acquisitions LLC (the “New Lender”), an entity affiliated with and controlled by Raymond Chang, our Chairman and Chief Executive Officer, and I-Tseng Jenny Chan, a member of our Board of Directors, purchased from an institutional investor (the “Former Lender”) the Senior Secured Note issued by us to the Former Lender on August 19, 2022 (the “Exchange Note”) and the Senior Secured Convertible Note issued by us to the Former Lender on March 10, 2023 (the “Convertible Note”). As a condition to the Note Purchase, we and the New Lender entered into an acknowledgment and release (the “Release Agreement”) with the Former Lender, pursuant to which we and the New Lender released the Former Lender from any claims, demands, actions, suits, obligations and causes of action arising on or before the date thereof.

On October 27, 2023, as a condition precedent to the Note Purchase, we entered into a letter agreement (the “Letter Agreement”) with the Former Lender. Pursuant to the Letter Agreement, we agreed, immediately prior to the note purchase transaction, to exchange $3.0 million in principal and approximately $1.1 million in accrued but unpaid interest outstanding under the Exchange Note for a warrant (the “Exchange Warrant”) to purchase 2,809,669 shares of common stock. Additionally, we agreed to exchange the 375,629 shares of common stock held in abeyance for the Former Lender under the terms of the letter agreement between us and the Former Lender dated as of April 26, 2023 for a warrant to purchase 375,629 shares of common stock (the “Abeyance Warrant”).

Each of the Exchange Warrant and the Abeyance Warrant has an exercise price of $0.001 per share, became exercisable upon issuance, has a term of five years from the date of issuance and is exercisable on a cash basis or on a cashless exercise basis at the Former Lender’s election. During January 2024, pursuant to notices of exercise from the Former Lender, we issued an aggregate of 2,683,129 shares of common stock upon the cashless exercise of the entire Abeyance Warrant and a portion of the Exchange Warrant, with 449,669 underlying shares remaining under the Exchange Warrant, subject to adjustment pursuant to its terms.

The Exchange Warrant provides that in the event that Raymond Chang or his affiliates acquire securities from us, exercise convertible securities or amend the terms of convertible securities at a purchase or conversion price lower than $1.46, then the number of shares of common stock underlying Exchange Warrant shall be increased to an amount equal to $3.0 million divided by such purchase or conversion price, subject to proportional adjustment in the event the Exchange Warrant has been partially exercised. Additionally, in the event that we have not issued equity securities in exchange for gross proceeds of at least $3.0 million to Mr. Chang or his affiliates (subject to certain offsets) by the third calendar day after the date when the Company receives stockholder approval, then on December 26, 2023, the number of shares of common stock underlying Exchange Warrant will be increased to an amount equal to $3.0 million divided by the Minimum Price as defined under Nasdaq listing rules, subject to proportional adjustment in the event the Exchange Warrant has been partially exercised. The Letter Agreement requires us to issue equity securities to Mr. Chang or his affiliates for aggregate gross proceeds of at least $3.0 million, minus any funds advanced by Mr. Chang to the Company since July 1, 2023.

Note Amendment and Secured Promissory Note

On July 12, 2023, we issued an unsecured promissory note in favor of GIC Acquisition, LLC (“GIC”), an entity that is owned and managed by Raymond Chang, our Chairman and Chief Executive Officer. On October 27, 2023, we and GIC amended and restated the Note (the “GIC Note”). Pursuant to the terms of the GIC Note, as restated, the maturity date was extended until December 31, 2023 and we granted a junior security interest in our assets. On January 25, 2024, we and GIC amended and restated the GIC Note to increase the principal amount thereunder to $1.0 million, all of which is currently outstanding under the GIC Note, and to extend the maturity date until June 30, 2024.

Concurrently with the restatement of the GIC Note, we issued a junior secured promissory note (the “Junior Secured Note”) to the New Lender. Pursuant to the Junior Secured Note, the New Lender loaned an aggregate of approximately $4.0 million to us. The Junior Secured Note bore interest at a rate of 10% per annum, had a maturity date of December 31, 2023, and could be prepaid without any fee or penalty. The Junior Secured Note was a junior secured obligation.

Note Amendment, Consolidation and Conversion

On January 25, 2024, following stockholder approval at an annual meeting of stockholders on January 8, 2024, we and the New Lender consolidated the outstanding principal and interest due under the Junior Secured Note and the Exchange Note into the Convertible Note and amended and restated the Convertible Note (as amended and restated, the “Restated Note”), with an outstanding principal amount of approximately $18.9 million at the time of issuance of the Restated Note. The Restated Note amended the terms of the Convertible Note by, among other things, (i) reducing the conversion price to $1.46 per share of common stock, (ii) increasing the beneficial ownership limitation to 49.99% with respect to any individual or group, provided that the New Lender may assign its right to receive shares upon conversion to Mr. Chang and/or Ms. Chan or their affiliates, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (iii) extending the maturity date to December 31, 2025, (iv) increasing the interest rate from 9% to 10% per annum, (v) increasing the default interest from 15% to 18% per annum, and (vi) providing for the payment of interest every six months, or in lieu of cash interest payments, we may issue shares as payments-in-kind at a conversion price equal to the higher of (i) $1.46 or (ii) a 20% discount to our trailing seven-day volume weighted average price as of the date of interest payment. Immediately following the execution of the Restated Note, the New Lender immediately elected to convert approximately $3.9 million of outstanding principal into an aggregate of 2,671,633 shares of common stock, and assigned its rights to receive such shares to entities affiliated with Mr. Chang and Ms. Chan. Following the conversion, there was $15.0 million in principal amount outstanding under the Restated Note.

Mack Molding Settlement and Warrant Issuance

Immediately prior to the note purchase described above on October 27, 2023, and with an effective date as of October 18, 2023, we entered into a Modification and Settlement Agreement (the “Modification Agreement”) with Mack Molding Company (“Mack”). Pursuant to the Modification Agreement, we and Mack agreed to settle an outstanding dispute of approximately $8.24 million under a Supply Agreement between the parties dated December 7, 2020 (the “Supply Agreement”) by reducing the aggregate amount due to Mack and extending the timeline for payment. The Modification Agreement requires us to make payments of $500,000 and $250,000 to Mack on or before November 1, 2023 and February 15, 2024, respectively. Following the November 1, 2023 payment, we will be entitled to take possession of certain Vertical Farming Units (“VFUs”) that were assembled under the Supply Agreement.

The Modification Agreement also requires us to purchase from Mack a minimum of 25 VFUs per quarter for each quarter during 2024 and a minimum of 50 VFUs per quarter for the six quarters beginning with the first quarter of 2025. We are required to pay a storage fee of $25,000 per month for VFUs subject to the Modification Agreement.

Additionally, as part of the Modification Agreement, we agreed to issue to Mack a warrant (the “Mack Warrant”) to purchase 750,000 shares of common stock. The Mack Warrant has an exercise price of $4.00 per share, was exercisable upon issuance, has a term of three years from the date of issuance and is exercisable on a cash basis unless at the time of exercise there is no effective registration statement for the resale of the underlying shares, in which case the Mack Warrant may be exercised on a cashless exercise basis at Mack’s election.

Nasdaq Notices and Hearing

On April 18, 2023, we received a notice (the “April Nasdaq Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that we were noncompliance with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to file our Annual Report on Form 10-K (the “Form 10-K”) with the SEC by the required due date.

On May 17, 2023, we received a second notice from Nasdaq (the “May Nasdaq Notice”) that we remained noncompliant with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “First Quarter Form 10-Q”) with the SEC by the required due date.

On August 16, 2023, we received a third notice from Nasdaq that we remain noncompliant with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to file our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 (the “Second Quarter Form 10-Q”) with the SEC by the required filing date (the “August Nasdaq Notice” and, together with the April Nasdaq Notice and the May Nasdaq Notice, the “Nasdaq Notices”).

On October 17, 2023, we received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with Nasdaq’s continued listing requirements under the Listing Rule as a result of our failure to file the First Quarter Form 10-Q, the Second Quarter Form 10-Q and the Form 10-K (collectively, the “Delinquent Reports”) in a timely manner. We filed each of the Delinquent Reports between November 28, 2023 and January 3, 2024.

On December 1, 2023, we received a notice Nasdaq stating that because we reported stockholders’ equity of $(17.17) million in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, we were no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires that listed companies maintain a minimum of $2.5 million in stockholders’ equity.

We timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which hearing was held on January 11, 2024. At the hearing, we presented a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). On January 30, 2024, we received formal notice that the Panel had granted our request for an exception through April 15, 2024 to evidence compliance with Rule 5550(b)(1), which represents the full extent of the Panel’s discretion to grant continued listing. As a result, there can be no assurance that we can regain compliance by the end of the extension period.

We will take all possible actions to restore our compliance with Nasdaq, but we can provide no assurances that the listing of our common stock will be restored or that we otherwise will remain listed on Nasdaq. If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq will take steps to delist our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase our common stock when they wish to do so, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

Corporate Information

Agrify Corporation was incorporated in the state of Nevada on June 6, 2016, originally incorporated as Agrinamics, Inc. (or Agrinamics). On September 16, 2019, Agrinamics amended its articles of incorporation to reflect a name change to Agrify Corporation. Our executive offices are located at 2468 Industrial Row, Dr., Troy, Michigan 48084. Our telephone number at our executive offices is (855) 420-0020. Our website address is www.agrify.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING

Common Stock offered by us	2,014,234 shares of our common stock.
Pre-Funded Warrants offered by us

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or such other percentage as may be required by the investor) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants to purchase up to 2,014,234 shares of our common stock in lieu of shares of our common stock. Each Pre-Funded Warrant will have an exercise price equal to $0.001 per share and is immediately exercisable. The Pre-Funded Warrants will not expire. See “Description of Securities — Pre-Funded Warrants to be Issued in this Offering.”

Common stock outstanding after this offering	9,070,239 shares, assuming that we sell all securities offered pursuant to this prospectus and assuming that none of the Pre-Funded Warrants are exercised.
Price per share of common stock	$0.7447 public offering price per share of common stock based upon an assumed public offering price of $0.7447, the closing price of our common stock on February 6, 2024
Price per Pre-Funded Warrant	$0.7437 public offering price per pre-funded warrant based upon an assumed public offering price of $0.7447, the closing price of our common stock on February 6, 2024 minus $0.001.
Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale the common stock issuable pursuant to the warrants to purchase up to one percent (1%) of the aggregate number of shares of common stock (or Pre-Funded Warrants) issued in this offering to be issued to Alexander Capital, L.P., as placement agent (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the first day of the sales of the public equity securities and expiring five years from the effective date of the offering at an exercise price of $          per share (100% of the public offering price per share). Please see “Plan of Distribution — Placement Agent Warrants” on page 56 of this prospectus for a description of these warrants.

Placement Agent Compensation

In connection with this offering, the placement agent will receive a fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering. In addition, we have agreed to: (i) reimburse certain accountable expenses of the placement agent, and (ii) indemnify the placement agent for certain liabilities in connection with this offering. See “Plan of Distribution” starting on page 56 of this prospectus.

Use of proceeds

We currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page 48 of this prospectus.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Nasdaq Capital Market symbol

Our common stock is traded on The Nasdaq Capital Market under the symbol “AGFY.”

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Pre-Funded Warrants will be limited.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 7,056,005 shares outstanding as of February 6, 2024. The number of shares outstanding as of February 6, 2024 as used throughout this prospectus, unless otherwise indicated, excludes the shares of common stock issuable upon exercise of the Pre-Funded Warrants being offered by us in this offering and also excludes as of such date:

•        1,495,011 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $37.10 per share;

•        10,334 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $1,593.86 per share;

•        40,285 shares of our common stock issuable upon the exercise of the Placement Agent Warrants;

•        4,531 shares of our common stock issuable upon the vesting of restricted stock units;

•        57,450 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

•        no shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan;

•        588 shares of our common stock reserved for future issuance in connection with completed acquisitions; and

•        10,273,973 shares of our common stock reserved for future issuance in connection with the conversion of a secured convertible note held by CP Acquisitions, LLC.

RISK FACTORS

Summary of Risk Factors

Below is a summary of the principal factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this prospectus and the documents incorporated by reference herein before making an investment decision regarding our common stock.

•        our ability to continue as a “going concern”;

•        our short operating history;

•        risk of loss associated with our Total Turn-Key Solution (“TTK Solution”) Offerings;

•        our ability to obtain additional financing;

•        risks associated with strategic acquisitions;

•        we have substantial debt and other financial obligations, and we may incur even more debt;

•        risk associated with potential future impairment charges;

•        our concentration of customers;

•        our reliance on a limited base of suppliers;

•        operational difficulties of our suppliers as a result of COVID-19;

•        risks associated with having clients operating in the cannabis industry;

•        the inability of our customers to meet their financial or contractual obligations;

•        changes in our credit profile with respect to suppliers;

•        our reliance on third parties to provide services;

•        no assurance that our backlog and qualified pipeline will translate into bookings;

•        our reliance on continued contributions of our CEO, Raymond Chang;

•        intense competition for our products and services;

•        our ability to protect and defend against intellectual property claims;

•        our ability to protect our core technology and intellectual property;

•        assertion of intellectual property infringement claims;

•        our ability to use net operating losses;

•        our management and their affiliates control a substantial interest in us;

•        our outstanding loans may not be forgivable;

•        the potential for a large number of shares eligible for public sale could depress the market price of our common stock;

•        our failure to regain compliance with the listing requirements of The Nasdaq Capital Market (“Nasdaq”) could result in a de-listing of our common stock;

•        the exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our common stock;

•        provisions in our charter documents and Nevada law may prevent a change in control of our company;

•        we are subject to reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies;

•        we have no intention to declare any dividends to our shareholders;

•        risks associated with a shortage of raw materials;

•        litigation that may adversely affect our business, financial condition, and results of operations;

•        a prolonged economic downturn;

•        risks related to the employment market and wages;

•        liquidity of our common stock;

•        financial reporting obligations and controls associated with being a public company;

•        material weaknesses and ability to remediate them;

•        data privacy and security concerns relating to our technology and practices;

•        any potential failure of our information technology systems to perform adequately;

•        evolving data privacy regulations and our ability to comply with them;

•        risks related to trading ability of our common stock if our shares become subject to penny stock rules;

•        the risk to our shareholders if we were to dissolve;

•        risks related to analyst reports about us, our business or our market, or recommendations relating to our stock;

•        increased costs and demands upon management as a result of being a public company; and

•        inherent risks related to our financial and operational projections.

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained herein, and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified, and our auditors agreed that there is a substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. Since inception, we have experienced recurring net losses which losses caused an accumulated deficit of approximately $266 million as of September 30, 2023. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects. We have been in existence since June 2016 and much of our revenue growth occurred during 2021 and 2022. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

•        market acceptance of our current and future products and services;

•        changing regulatory environments and costs associated with compliance, particularly as related to our operations in the cannabis sector;

•        our ability to compete with other companies offering similar products and services;

•        our ability to effectively market our products and services and attract new clients;

•        the amount and timing of operating expenses, particularly sales and marketing expenses, related to the maintenance and expansion of our business, operations, and infrastructure;

•        our ability to control costs, including operating expenses;

•        our ability to manage organic growth and growth fueled by acquisitions;

•        public perception and acceptance of cannabis-related products and services generally; and

•        general economic conditions and events.

If we do not manage these risks successfully, our business and financial performance will be adversely affected.

Potential risk of loss associated with our TTK Solution Offerings

During 2021, we introduced our TTK Solution, which among other things, includes financing arrangements related to both facility design and build services and equipment. These arrangements require a significant upfront investment of working capital over a one- to two-year period, before we start to receive repayment on the upfront construction advances and on our recurring monthly SaaS fees and production fees.

As of September 30, 2023, a significant amount of our working capital has been invested in funding our TTK Solution construction and equipment commitments.

We believe that there is a potential risk of loss associated with our ability to receive anticipated future payments that are in line with our projected financial unit metrics due to a host of variables including, but not limited to the following:

•        as we are in the early stages of our TTK Solution offerings, the TTK Solution is currently an unproven business model;

•        the TTK Solution offering requires a significant amount of capital and our collection of advanced amounts is subject to customer credit risk;

•        our anticipated downstream production fee revenue assumes that our VFUs will successfully produce 35 pounds of product per VFU per year; and

•        our anticipated returns are reliant upon our customers’ ability to market and sell the products.

During the year ended December 31, 2022, we established a reserve of approximately $12.5 million specifically related to Greenstone Holdings (“Greenstone”) TTK Solution. Greenstone is a related party because one of our former Agrify Brands employees and our VP of Engineering had a minority ownership. We established the reserve based upon our review of Greenstone’s financial stability, which would impact collectability, which is primarily the result of unfavorable market conditions within the Colorado market. On April 6, 2023, Denver Greens, LLC (“Denver Greens”) acquired certain interests in the Greenstone project through various transactions so that Denver Greens is now the operator of this TTK Solution. The Company wrote off the entire Greenstone loan receivable in 2022.

On September 15, 2022, we provided a notice of default under the Bud & Mary’s TTK Agreement between us and Bud & Mary’s. On October 5, 2022, Bud & Mary’s filed a complaint in the Superior Court of Massachusetts in Suffolk County naming us as the defendant. Bud & Mary’s is seeking, among other relief, monetary damages in connection with alleged unfair or deceptive trade practices, breach of contract, and conversion arising from the Bud & Mary’s TTK Agreement. In response, we established a reserve of $14.7 million specifically related to Bud & Mary’s. We deemed it necessary to fully reserve the $14.7 million outstanding balance in the third quarter of 2022 due to the current litigation and the uncertainty of the customer’s ability to repay the outstanding balance. If we are unable to realize revenue from our TTK Solution offerings on a timely basis, or at all, or if we incur additional losses as a result of the Bud & Mary’s claim, our business and financial performance will be adversely affected.

We may require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce, or terminate our product manufacturing and development, and other operations.

At September 30, 2023, we had approximately $154 thousand of cash, cash equivalents, and restricted cash. Our operating plan may change because of factors currently unknown to us, and we may need to seek additional funds sooner than planned. Even if we are able to substantially increase revenue and reduce operational expenditures, we may need to raise additional capital, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger or buyout, and there can be no assurance that we will be successful in such pursuits. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our investors losing all of their investment in our company.

As of April 1, 2023, after which time the ATM program was discontinued, we sold 629,710 shares of common stock, under the ATM at an average price of $27.29 per share, resulting in gross proceeds to us of $17.2 million, and net proceeds of $16.7 million after commissions and fees to the Agent totaling $516 thousand. $3.0 million of the proceeds under the ATM Program were used to repay amounts due to the former senior secured lender (the “Former Lender”) under the Exchange Note (as defined below).

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity, and ability to pay dividends. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We face risks associated with strategic acquisitions.

Since our inception, we have strategically acquired several businesses, and plan to continue to make strategic acquisitions, some of which may be material. These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance, and other risks and challenges, including the following, any of which could adversely affect our results of operations:

•        any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with its anticipated timetable;

•        we may incur or assume significant debt in connection with our acquisitions;

•        acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and

•        acquisitions could create demands on our management that they may be unable to effectively address, or for which we may incur additional costs.

Additionally, following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers.

We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our results of operations.

Potential future divestitures or other transactions could adversely affect our costs, revenues, profitability and financial position.

In order to position our business to take advantage of particular future growth opportunities and/or consolidate our more capable businesses, we may in the future pursue a strategy of less product and service integration and/or focus on one or more specialized facets of our products and services. These actions may require that we abandon or divest certain assets or businesses that no longer fit within our evolving strategic direction. Abandoning or divesting certain assets or businesses may entail engaging in discussions, evaluating opportunities and entering into agreements, potentially resulting in transactions involving significant risks and uncertainties that could adversely affect our business, results of operations and financial condition. We may not be able to find potential buyers on favorable terms, we may experience disruption to our business and/or we may divert management attention from other business concerns, lose key employees and possibly retain certain liabilities related to these potential transactions.

We have substantial debt and other financial obligations, and we may incur even more debt. Any failure to meet our debt and other financial obligations or maintain compliance with related covenants could harm our business, financial condition, and results of operations.

On March 14, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Former Lender, pursuant to which we agreed to issue and sell to the Former Lender a senior secured promissory note (the “SPA Note”), in a private placement transaction, in exchange for the payment by the Former Lender of $65 million, less applicable expenses as set forth in the Securities Purchase Agreement, and a warrant (the “SPA Warrant”) to purchase up to an aggregate of 34,406 shares of common stock.

On August 18, 2022, we reached an agreement with the Former Lender to amend the existing SPA Note and entered into a Securities Exchange Agreement (the “August 2022 Exchange Agreement”). Pursuant to the August 2022 Exchange Agreement, we partially paid $35.2 million along with approximately $300 thousand in repayments for other fees under the SPA Note and exchanged the remaining balance of the SPA Note for a new senior secured note with an aggregate original principal amount of $35.0 million (the “Exchange Note”) and a new warrant to purchase 71,139 shares of common stock (the “Note Exchange Warrant”). Additionally, we exchanged the SPA Warrant for a new warrant for the same number of underlying shares but with a reduced exercise price (the “Modified Warrant” and, collectively with the Note Exchange Warrant, the “August 2022 Warrants”). The Exchange Note will mature on the three-year anniversary of its issuance.

On March 8, 2023, we entered into a second Securities Exchange Agreement with the Former Lender (the “March 2023 Exchange Agreement” and together with the August 2022 Exchange Agreement, the “Exchange Agreements”), pursuant to which we paid approximately $10.3 million in principal under the Exchange Note and exchanged $10.0 million in principal amount under the Exchange Note for a new senior convertible note (the “Convertible Note” and, together with the Exchange Note, the “Notes”) with an original principal amount of $10.0 million. The Convertible Note will mature on August 19, 2025.

On October 27, 2023, CP Acquisitions LLC (the “New Lender”), an entity affiliated with and controlled by Raymond Chang, our Chief Executive Officer, and I-Tseng Jenny Chan, who subsequently joined our Board of Directors, acquired the Notes from the Former Lender.

On January 25, 2024, following stockholder approval at an annual meeting of stockholders on January 8, 2024, we and the New Lender consolidated the outstanding principal and interest due under the Junior Secured Note and the Exchange Note into the Convertible Note and amended and restated the Convertible Note (as amended and restated, the “Restated Note”), with an outstanding principal amount of approximately $18.9 million at the time of issuance of the Restated Note. The Restated Note amended the terms of the Convertible Note by, among other things, (i) reducing the conversion price to $1.46 per share of common stock, (ii) increasing the beneficial ownership limitation to 49.99% with respect to any individual or group, provided that the New Lender may assign its right to receive shares upon conversion to Mr. Chang and/or Ms. Chan or their affiliates, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (iii) extending the maturity date to December 31, 2025, (iv) increasing the interest rate from 9% to 10% per annum, (v) increasing the default interest from 15% to 18% per annum, and (vi) providing for the payment of interest every six months, or in lieu of cash interest payments, we may issue shares as payments-in-kind at a conversion price equal to the higher of (i) $1.46 or (ii) a 20% discount to our trailing seven-day volume weighted average price as of the date of interest payment. Immediately following the execution of the Restated Note, the New Lender immediately elected to convert approximately $3.9 million of outstanding principal into an aggregate of 2,671,633 shares of common stock, and assigned its rights to receive such shares to entities affiliated with Mr. Chang and Ms. Chan. Following the conversion, there was $15.0 million in principal amount outstanding under the Restated Note.

Pursuant to the terms of the Notes, we are subject to various covenants, including negative covenants that restrict our ability to engage in certain transactions, which may limit our ability to respond to changing business and economic conditions. Such negative covenants include, among other things, limitations on our ability and the ability of our subsidiaries to:

•        incur debt;

•        incur liens;

•        make investments (including acquisitions);

•        sell assets; and

•        pay dividends on our capital stock.

In addition, the Notes impose certain customary affirmative and negative covenants upon us, as well as covenants that restrict us and our subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, restrict the ability of us and our subsidiaries from making certain investments, subject to specified exceptions, and restrict the declaration of any dividends or other distributions, subject to specified exceptions.

If we are not in compliance with certain of these covenants, in addition to other actions the New Lender may require, the amounts outstanding under the Exchange Agreements may become immediately due and payable. This immediate payment may negatively impact our financial condition. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient to pay interest and principal on our debt in the future. If that should occur, our capital raising or debt restructuring measures may be unsuccessful or inadequate to meet our scheduled debt service obligations, which could cause us to default on our obligations and further impair our liquidity.

Our ability to make scheduled payments on our debt and other financial obligations and comply with financial covenants depends on our financial and operating performance. Our financial and operating performance will continue to be subject to prevailing economic conditions and to financial, business, and other factors, some of which are beyond our control. Failure within any applicable grace or cure periods to make such payments, comply with the financial covenants, or any other non-financial or restrictive covenant, would create a default under the Notes. Our cash flow and existing capital resources may be insufficient to repay our debt at maturity, in which case we would have to extend such maturity date, or otherwise repay, refinance, and/or restructure the obligations under the Notes, including with proceeds from the sale of assets, and additional equity or debt capital. If we are unsuccessful in obtaining such extension, or entering into such repayment, refinance, or restructure prior to maturity, or any other default existed under the Notes, the New Lender could accelerate the indebtedness under the Notes, foreclose against its collateral, or seek other remedies, which would jeopardize our ability to continue our current operations.

We may be required to record impairment charges against the carrying value of our goodwill and other intangible assets in the future.

During the three-month period ended June 30, 2022, we identified an impairment-triggering event associated with both a sustained decline in our stock price and associated market capitalization, as well as a second-quarter slowdown in the cannabis industry as a whole. Due to these factors, we deemed that there was an impairment to the carrying value of our property and equipment and accordingly performed interim testing as of June 30, 2022.

Based on its interim testing, we noted that the carrying value of equity exceeded the calculated fair value by an amount greater than the aggregate value of our goodwill and intangible assets. Accordingly, we concluded that the entire carrying value of our goodwill and intangible assets were impaired, resulting in a second-quarter impairment charge of $69.9 million. Additional information regarding the interim testing on goodwill may be found in Note 7 — Goodwill and Intangible Assets, Net, included in the notes to the consolidated financial statements.

During the year ended December 31, 2022, two customers accounted for approximately $16.8 million, or 28.8%, of our total revenue. In the event of any material decrease in revenue from these customers, or if we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results of operations could be materially and adversely affected.

This concentration of customers leaves us exposed to the risks associated with the loss of one or both of these significant customers, which would materially and adversely affect our revenues and results of operations. In addition, some customers have experienced and may continue to experience construction delays in building out their facilities and we have been assisting these customers in addressing these delays, including in certain cases extending their payment terms. Any continued delays will likely result in a negative impact on our revenues. Further, if these customers were to significantly reduce their relationship with us, or in the event that we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results of operations could be negatively impacted, and such impact would likely be significant.

Our reliance on a limited base of suppliers for our products may result in disruptions to our supply chain and business and adversely affect our financial results.

We rely on a limited number of suppliers for our products and other supplies. If we are unable to maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity and quality levels needed for our business, if any of our key suppliers becomes insolvent or experiences other financial distress or if any of our key suppliers is negatively impacted by COVID-19, including with respect to staffing and shipping of products, we could experience disruptions in our supply chain, which could have a material adverse effect on our financial condition, results of operations, and cash flows.

Many of our suppliers are experiencing operational difficulties as a result of COVID-19, which in turn may have an adverse effect on our ability to provide products to our customers.

The measures being taken to combat the pandemic are impacting our suppliers and may destabilize our supply chain. For example, manufacturing plants have closed and work at others has been curtailed in many places where we source our products. Some of our suppliers have had to temporarily close a facility for disinfecting after employees tested positive for COVID-19, and others have faced staffing shortages from employees who are sick or apprehensive about coming to work. Further, the ability of our suppliers to ship their goods to us has become difficult as transportation networks and distribution facilities have had reduced capacity and have been dealing with changes in the types of goods being shipped.

Although the ability of our suppliers to timely ship their goods has affected some of our deliveries, currently the difficulties experienced by our suppliers have not yet materially impacted our ability to deliver products to our customers and we do not significantly depend on any one supplier; however, if this continues, it may negatively affect any inventory we may have and more significantly delay the delivery of merchandise to our customers, which in turn will adversely affect our revenues and results of operations. If the difficulties experienced by our suppliers continue, we cannot guarantee that we will be able to locate alternative sources of supply for our merchandise on acceptable terms, or at all. If we are unable to adequately purchase appropriate amounts of supplies for our products, our business and results of operations may be materially and adversely affected.

As a company with clients operating in the cannabis industry, we face many particular and evolving risks associated with that industry.

We currently serve private clients as they operate in the growing cannabis industry. Any risks related to the cannabis industry that may adversely affect our clients and potential clients may, in turn, adversely affect demand for our products. Specific risks faced by companies operating in the cannabis industry include, but are not limited to, the following:

Marijuana remains illegal under U.S. federal law.

Marijuana is a Schedule-I controlled substance under the Controlled Substances Act and is illegal under federal law. It remains illegal under U.S. Federal law to grow, cultivate, sell, or possess marijuana for any purpose or to assist or conspire with those who do so. Additionally, 21 U.S.C. 856 makes it illegal to “knowingly open, lease, rent, use, or maintain any place, whether permanently or temporarily, for the purpose of manufacturing, distributing, or using any controlled substance.” Even in those states in which the use of marijuana has been authorized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana is not preempted by state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our clients’ inability to proceed with their operations, which would adversely affect demands for our products.

Uncertainty of federal enforcement and the need to renew temporary safeguards.

On January 4, 2018, former Attorney General Sessions rescinded the previously issued memoranda (known as the Cole Memorandum) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Attorney General Sessions issued a memorandum to all U.S. Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Under previous administrations, the DOJ indicated that those users and suppliers of medical marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. As a result, it is now unclear if the DOJ will seek to enforce the Controlled Substances Act against those users and suppliers who comply with state marijuana laws.

Despite former Attorney General Sessions’ rescission of the Cole Memorandum, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014, which de-prioritizes enforcement of the Bank Secrecy Act against financial institutions and marijuana-related businesses which utilize them. This memo appears to be a standalone document and is presumptively still in effect. At any time, however, the Department of the Treasury, Financial Crimes Enforcement Network, could elect to rescind the FinCEN Memo. This would make it more difficult for our clients and potential clients to access the U.S. banking systems and conduct financial transactions, which would adversely affect our operations.

In 2014, Congress passed a spending bill (“2015 Appropriations Bill”) containing a provision (“Appropriations Rider”) blocking federal funds and resources allocated under the 2015 Appropriations Bill from being used to “prevent such States from implementing their own State medical marijuana law.” The Appropriations Rider seemed to have prohibited the federal government from interfering with the ability of states to administer their medical marijuana laws, although it did not codify federal protections for medical marijuana patients and producers. Moreover, despite the Appropriations Rider, the Justice Department maintains that it can still prosecute violations of the federal marijuana ban and continue cases already in the courts. Additionally, the Appropriations Rider must be re-enacted every year. While it was continued in subsequent years and remains in effect, continued re-authorization of the Appropriations Rider cannot be guaranteed. If the Appropriations Rider is no longer in effect, the risk of federal enforcement and override of state marijuana laws would increase.

Further legislative development beneficial to our operations is not guaranteed.

One aspect of our business involves selling goods and services to state-licensed cannabis cultivators. The success of our business may partly depend on the continued development of the cannabis industry and the activity of commercial business within the industry. The continued development of the cannabis industry is dependent upon continued legislative and regulatory authorization of cannabis at the state level and a continued laissez-faire approach by federal enforcement agencies. Any number of factors could slow or halt progress in this area. Further regulatory progress beneficial to the industry cannot be assured. While there may be ample public support for legislative action, numerous factors impact the legislative and regulatory process, including election results, scientific findings, or general public events. Any one of these factors could slow or halt progressive legislation relating to cannabis and the current tolerance for the use of cannabis by consumers, which could adversely affect demand for our products and operations.

The cannabis industry could face strong opposition from other industries.

We believe that established businesses in other industries may have a strong economic interest in opposing the development of the cannabis industry. Cannabis may be seen by companies in other industries as an attractive alternative to their products, including recreational marijuana as an alternative to alcohol, and medical marijuana as an alternative to various commercial pharmaceuticals. Many industries that could view the emerging cannabis industry as an economic threat are well established, with vast economic and federal and state lobbying resources. It is possible that companies within these industries could use their resources to attempt to slow or reverse legislation legalizing cannabis. Any inroads these companies make in halting or impeding legislative initiatives that would be beneficial to the cannabis industry could have a detrimental impact on some of our clients and, in turn, on our operations.

The legality of marijuana could be reversed in one or more states.

The voters or legislatures of states in which marijuana has already been legalized could potentially repeal applicable laws which permit the operation of both medical and retail marijuana businesses. These actions might force businesses, including those that are our clients, to cease operations in one or more states entirely.

Changing legislation and evolving interpretations of law.

Laws and regulations affecting the medical and adult-use marijuana industry are constantly changing, which could detrimentally affect some of our clients and, in turn, our operations. Local, state, and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require our clients and thus us to incur substantial costs associated with modification of operations to ensure such clients’ compliance. In addition, violations of these laws, or allegations of such violations, could disrupt our clients’ businesses and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will limit the amount of cannabis growth, or related products that our commercial clients are authorized to produce. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our operations.

Our business depends in part on client licensing.

Our business is partly dependent on certain of our customers obtaining various licenses from various municipalities and state licensing agencies. There can be no assurance that any or all licenses necessary for our clients to operate their businesses will be obtained, retained, or renewed. If a licensing body were to determine that a client of ours had violated applicable rules and regulations, there is a risk the license granted to that client could be revoked, which could adversely affect our operations. There can be no assurance that our existing clients will be able to retain their licenses going forward, or that new licenses will be granted to existing and new market entrants.

Banking regulations could limit access to banking services.

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot lawfully accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for some of our clients to operate and their reliance on cash can result in a heightened risk of theft, which could harm their businesses and, in turn, harm our business. Although the proposal of the Secure and Fair Enforcement Banking Act, also referred to as the SAFE Banking Act, would allow banks to work with cannabis businesses and prevent federal banking regulators from intervening or punishing those banks, the legislation still requires the approval of the U.S. Senate. There can be no assurance that the SAFE Banking Act will become law in the U.S. Additionally, most courts have denied marijuana-related businesses bankruptcy protection, thus making it very difficult for lenders to recoup their investments, which may limit the willingness of banks to lend to our clients and to us.

We may face insurance risks.

In the U.S., many marijuana-related businesses are subject to a lack of adequate insurance coverage. In addition, many insurance companies may deny claims for any loss relating to marijuana or marijuana-related operations based on their illegality under federal law, noting that a contract for an illegal transaction is unenforceable.

We participate in an evolving industry.

The cannabis industry is not yet well-developed, and many aspects of this industry’s development and evolution cannot be accurately predicted. While we have attempted to identify many risks specific to the cannabis industry, you should carefully consider that there are other risks that cannot be foreseen or are not described in this report, which could materially and adversely affect our business and financial performance. We expect that the cannabis market and our business will evolve in ways that are difficult to predict. Our long-term success may depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to successfully adapt to changes in the cannabis industry, our operations could be adversely affected.

The inability of our customers to meet their financial or contractual obligations to us may result in disruption to our results of operations and could result in financial losses.

We have exposure to several customers and certain of these customers are experiencing financial difficulties. We have in the past, and may in the future, need to take allowances against and need to write off receivables due to the creditworthiness of these customers. Further, the inability of these customers to purchase our products could materially adversely affect our results of operations.

Changes in our credit profile may affect our relationship with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers and, consequently, may have a material adverse effect on our business and results of operations.

Although we believe our current sales backlog, which consists of purchase orders or purchase commitments, and our qualified pipeline of carefully vetted potential sales opportunities, will translate into future revenue, there can be no assurance that we will be successful in such pursuit.

Although we conduct a detailed due diligence investigation on our current and potential customers and place a heavy emphasis on the qualification process to ensure that all active customer purchase orders and commitments relating to our backlog and all active opportunities in our qualified pipeline have been meticulously vetted, the criteria we rely on and the internal analysis we undertake is subjective. Furthermore, we have a relatively short operating history and do not have significant data relating to the conversion of our backlog into revenue and the conversion of our qualified pipeline into customer contracts. Accordingly, although we believe that a portion of our backlog and qualified pipeline will translate into bookings over the next 12 months, there can be no assurance that we will be successful in such pursuit. In the event our backlog and qualified pipeline do not translate into bookings as projected, it could materially and adversely affect our business and financial performance.

We rely on third parties for certain services made available to our customers, which could limit our control over the quality of the user experience and our cost of providing services.

Some of the applications and services available through our proprietary Agrify cultivation solution, including our flagship hardware product, the Agrify Vertical Farming Unit (“VFU”), and our proprietary SaaS product, Agrify Insights™, are provided through relationships with third party service providers. We do not typically have any direct control over these third-party service providers. These third-party service providers could experience service outages, data loss, privacy breaches, including cyber-attacks, and other events relating to the applications and services they provide that could diminish the utility of these services and which could harm users thereof. Our platform is currently hosted by a third-party service provider. There are readily available alternative hosting services available should we desire or need to move to a different web host. Certain ancillary services provided by us also uses the services of third-party providers, for which, we believe, there are readily available alternatives on comparable economic terms. Offering integrated platforms which rely, in part, on the services of other providers lessens the control that we have over the total client experience. Should the third-party service providers we rely upon not deliver at standards we expect and desire, acceptance of our platforms could suffer, which would have an adverse effect on our business and financial performance. Further, we cannot be assured of entering into agreements with such third-party service providers on economically favorable terms.

The growth and success of our business depends on the continued contributions of Raymond Chang, as our key executive officer, as well as our ability to attract and retain qualified personnel.

Our growth and success are dependent upon the continued contributions made by our Chairman of the Board and Chief Executive Officer, Raymond Chang. We rely on Mr. Chang’s expertise in business operations when we are developing new products and services. If Mr. Chang cannot serve us or is no longer willing to do so, we may not be able to find alternatives in a timely manner or at all. This may have a material adverse effect on our business. In addition, our growth and success will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Timothy R. Oakes, our Chief Financial Officer, notified us on January 2, 2023 that he intended to resign from his role with us effective as of February 28, 2023 to pursue other opportunities. While we are conducting a search for Mr. Oakes’ successor, there is no assurance that we will be able to identify, attract or hire a replacement in a timely manner. Competition for experience and qualified talent in the indoor agriculture marketplace can be intense. We may not be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we are unable to hire, assimilate and retain qualified personnel in the future, such inability could adversely affect our operations.

We face intense competition that could prohibit us from developing or increasing our customer base.

The indoor agriculture industry is highly competitive. We may compete with companies that have greater capital resources and facilities. More established companies with much greater financial resources which do not currently compete with us may be able to adapt their existing operations more easily to our line of business. In addition, the continued growth of the cannabis industry will likely attract some of these existing companies and incentivize them to produce solutions that are competitive with those offered by us. Our competitors may also introduce new and improved products, and manufacturers may sell equipment direct to consumers. We may not be able to successfully compete with larger enterprises devoting significant resources to compete in our target market space. Due to this competition, there is no assurance that we will not encounter difficulties in increasing revenues and maintaining and/or increasing market share. In addition, increased competition may lead to reduced prices and/or margins for products we sell.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon the successful protection of our intellectual property relating to our proprietary Agrify cultivation solution, including our flagship hardware product, the VFU, and our proprietary SaaS product, Agrify Insights™. We seek to protect our proprietary and intellectual property rights through patent applications, common law copyright and trademark laws, nondisclosure agreements, and non-disclosure provisions within our licensing and distribution arrangements with reputable companies in our target markets. Enforcement of our intellectual property rights would be costly, and there can be no assurance that we will have the resources to undertake all necessary action to protect our intellectual property rights or that we will be successful. Any infringement of our material intellectual property rights could require us to redirect resources to actions necessary to protect same and could distract management from our underlying business operations. An infringement of our material intellectual property rights and resulting actions could adversely affect our operations.

We cannot assure investors that we will continue to innovate and file new patent applications, or that any current or future patent applications will result in granted patents. Further, we cannot predict how long it will take for such patents to issue, if at all. It is possible that, for any of our patents that may issue in the future, our competitors may design their products around our patented technologies. Further, we cannot assure investors that other parties will not challenge any patents granted to us, or that courts or regulatory agencies will hold our patents to be valid, enforceable, and/or infringed. We cannot guarantee investors that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge or challenges to our patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage. For example:

•        we may not have been the first to make the inventions claimed or disclosed in our patent application;

•        we may not have been the first to file patent application. To determine the priority of these inventions, we may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”), which could result in substantial cost to us, and could possibly result in a loss or narrowing of patent rights. No assurance can be given that our granted patents will have priority over any other patent or patent application involved in such a proceeding, or will be held valid as an outcome of the proceeding;

•        other parties may independently develop similar or alternative products and technologies or duplicate any of our products and technologies, which can potentially impact our market share, revenue, and goodwill, regardless of

•        it is possible that our issued patents may not provide intellectual property protection of commercially viable products or product features, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties, patent offices, and/or the courts;

•        we may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of our patents or patent applications that we may file;

•        we take efforts and enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce our intellectual property rights, including possible efforts to enforce rights against us;

•        we may elect not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor;

•        we may not develop additional proprietary products and technologies that are patentable, or we may develop additional proprietary products and technologies that are not patentable;

•        the patents or other intellectual property rights of others may have an adverse effect on our business; and

•        we apply for patents relating to our products and technologies and uses thereof, as we deem appropriate. However, we or our representatives or their agents may fail to apply for patents on important products and technologies in a timely fashion or at all, or we or our representatives or their agents may fail to apply for patents in potentially relevant jurisdictions.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct or indirect competition. If our intellectual property does not provide adequate coverage over our competitors’ products, our competitive position could be adversely affected, as could our business.

Our success depends in part upon our ability to protect our core technology and intellectual property.

Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we rely on a combination of trademark, copyright, patent, trade secret and unfair competition laws of the U.S. and other countries, as well as contract provisions, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights, as well as procedures governing internet/domain name registrations. However, there can be no assurance that these measures will be successful in any given case. We may be unable to prevent the misappropriation, infringement or violation of our intellectual property rights, breach of any contractual obligations to us, or independent development of intellectual property that is similar to ours, any of which could reduce or eliminate any competitive advantage we have developed, adversely affecting our revenues or otherwise harming our business.

We generally control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and our software is protected by U.S. copyright laws.

Despite efforts to protect our proprietary rights through intellectual property laws, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use our software and technology. Companies in the Internet, technology, and software industries frequently enter into litigation based on allegations of infringement, misappropriation, or violations of intellectual property rights or other laws. From time to time, we may face allegations that we have infringed the trademarks, copyrights, patents, trade secrets and other intellectual property rights of third parties, including competitors. If it became necessary for us to resort to litigation to protect these rights, any proceedings could be burdensome, costly and divert the attention of our personnel, and we may not prevail. In addition, any repeal or weakening of laws or enforcement in the U.S. or internationally intended to protect intellectual property rights could make it more difficult for us to adequately protect our intellectual property rights, negatively impacting their value and increasing the cost of enforcing our rights.

We have obtained and applied for U.S. trademark and service mark registrations and will continue to evaluate the registration of additional trademarks and service marks or, as appropriate. We cannot guarantee that any of our pending trademark applications will be approved by the applicable governmental authorities. Moreover, even if the trademark applications are approved, third parties may seek to oppose or otherwise challenge these registrations. A failure to obtain registrations for our trademarks could limit and impede our marketing efforts.

We may need to enter into intellectual property license agreements in the future, and if we are unable to obtain these licenses, our business could be harmed.

We may need or may choose to obtain licenses and/or acquire intellectual property rights from third parties to advance our research or commercialization of our current or future products. We also cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products in the absence of such a license or acquisition. We may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation.

Others may assert intellectual property infringement claims against us.

Companies in the software and technology industries can own patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents (colloquially known as “patent trolls”) often attempt to aggressively assert their rights to extract value from technology companies. It is possible that, from time to time, third parties may claim that our products misappropriate or infringe their intellectual property rights. Irrespective of the validity or the successful assertion of any such claims, we could incur significant costs and diversion of resources in defending against these claims, which could adversely affect our operations. We may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. In addition, to the extent claims against us are successful, we may have to pay substantial money damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. We may have to seek a license (if available on acceptable terms, or at all) to continue offering products and services, which may significantly increase our operating expenses.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

As of December 31, 2022, we had net operating loss (“NOL”) carryforwards for federal and state income tax purposes which may be available to offset taxable income in future years. Approximately $675 thousand of federal NOLs will expire if not utilized by 2037 and approximately $96.0 million of federal NOLs carryforward indefinitely but are only available to offset 80% of taxable income per year. The $71.6 million state NOLs will expire depending upon the various rules in the states in which we operate. A lack of future taxable income would adversely affect our ability to utilize these NOLs before they expire. The utilization of our NOLs could be subject to annual limitations under Section 382 and 383 of the Internal Revenue Code (“IRC” or the “Code”) of 1986, and similar state tax provisions due to ownership change limitations that may have occurred previously or that could occur in the future. In general, under Section 382, a corporation that undergoes an “ownership change” (as defined under Section 382 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs to offset its future taxable income. As of December 31, 2022, we have not conducted an analysis of an ownership change under Section 382. To the extent that a study is completed, and an ownership change is deemed to occur, in the past or future, our NOLs and any NOLs of companies that we have acquired could be limited to offset any future taxable income.

There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to reduce future income tax liabilities for federal and state income tax purposes. For these reasons, we may not be able to utilize a material portion of our NOLs, even if we attain profitability, which could result in increased future tax liability to us and could adversely affect the results of our operations and overall financial condition.

There are no assurances that our outstanding loans will be forgivable in whole or in part.

In May 2020, we entered into a Loan Agreement and Promissory Note with Bank of America pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). We received total proceeds of approximately $779 thousand from the unsecured PPP loan which was originally scheduled to mature in May 2022. We applied for forgiveness on the $779 thousand of our PPP loan, but forgiveness was denied by the SBA. On June 23, 2022, we received a letter from Bank of America agreeing to extend the maturity date to May 7, 2025 with interest at a rate of 1.00% per year. The PPP loan is payable in 34 equal combined monthly principal and interest payments of approximately $24 thousand that commenced on August 7, 2022.

Risks Related to Ownership of our Common Stock

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and their affiliates beneficially own, in the aggregate, approximately 52.57% of our outstanding shares of common stock. In particular, Raymond Chang, our Chairman of the Board and Chief Executive Officer, beneficially owns approximately 49.99% of our outstanding shares of common stock, and I-Tseng Jenny Chan, a member of our Board of Directors, beneficially owns approximately 49.99% of our outstanding shares of common stock, primarily as a result of a convertible note that is currently convertible into 10,273,973 shares of common stock that is held by an entity owned and controlled by Mr. Chang and Ms. Chan, which is subject to a 49.99% beneficial ownership limitation. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

The large number of shares eligible for public sale could depress the market price of our common stock.

We have filed a registration statement to register the shares of common stock underlying outstanding options and shares reserved for future issuance under our equity compensation plans. Upon effectiveness of that registration statement, subject to the satisfaction of applicable exercise periods and subject to our insider trading policy, the shares of common stock issued upon exercise of outstanding options will be available for immediate resale in the U.S. in the open market.

Sales of our common stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause our stock price to fall and make it more difficult for you to sell shares of our common stock.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Stock.

If we fail to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq will take steps to delist our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase our common stock when they wish to do so, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

On April 18, 2023, we received a notice from Nasdaq (the “April Nasdaq Notice”) that we were noncompliance with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to file our Annual Report on Form 10-K (the “Form 10-K”) with the SEC by the required due date.

On May 17, 2023, we received a second notice from Nasdaq (the “May Nasdaq Notice”) that we remained noncompliant with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “First Quarter Form 10-Q”) with the SEC by the required due date.

On August 16, 2023, we received a third notice from Nasdaq that we remain noncompliant with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to file our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 (the “Second Quarter Form 10-Q”) with the SEC by the required filing date (the “August Nasdaq Notice” and, together with the April Nasdaq Notice and the May Nasdaq Notice, the “Nasdaq Notices”).

On October 17, 2023, we received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with Nasdaq’s continued listing requirements under the Listing Rule as a result of our failure to file the First Quarter Form 10-Q, the Second Quarter Form 10-Q and the Form 10-K (collectively, the “Delinquent Reports”) in a timely manner. We filed each of the Delinquent Reports between November 28, 2023 and January 3, 2024.

On December 1, 2023, we received a notice Nasdaq stating that because we reported stockholders’ equity of $(17.17) million in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, we are no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires that listed companies maintain a minimum of $2.5 million in stockholders’ equity.

We timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which hearing was held on January 11, 2024. At the hearing, we presented a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). On January 30, 2024, we received formal notice that the Panel had granted our request for an exception through April 15, 2024 to evidence compliance with Rule 5550(b)(1), which represents the full extent of the Panel’s discretion to grant continued listing. As a result, there can be no assurance that we can regain compliance by the end of the extension period.

We will take all possible actions to restore our compliance with Nasdaq, but we can provide no assurances that the listing of our common stock will be restored or that we otherwise will remain listed on Nasdaq.

The exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our common stock.

We have issued several securities providing for the right to purchase our common stock. Investors could be subject to increased dilution upon the exercise of our warrants. A total of 1,495,011 warrants were issued and outstanding as of February 6, 2024.

Additionally, 14,865 shares of common stock were reserved for issuance of currently outstanding equity-based awards to employees, directors and certain other individuals under our 2022 Omnibus Equity Incentive Plan. The exercise of equity awards, including any restricted stock units that we may grant in the future, and the exercise of warrants and the subsequent sale of shares of common stock issued thereby, could have an adverse effect on the market for our common stock, including the price that an investor could obtain for their shares.

Investors may experience dilution in the value of their investment upon the exercise of the warrants and any equity awards that may be granted or issued pursuant to the 2022 Omnibus Equity Incentive Plan.

Provisions in our articles of incorporation, our by-laws and Nevada law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our articles of incorporation, our by-laws and Nevada law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

•        the inability of stockholders to call special meetings; and

•        the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company” within the meaning of the Securities Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies or smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this report and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited consolidated financial statements and two years of selected financial data in this report. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any March 31 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, after which, in each case, we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We have not and do not expect to declare any dividends to our shareholders in the foreseeable future.

We have not and do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. These internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to annually furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on effectiveness of our internal controls.

We are in the very early stages of the costly and challenging process of compiling the system and processing the documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to remediate future material weaknesses, or to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely requirements applicable to public companies, which may adversely affect investor confidence in us, and, as a result, the market price of our common stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis.

We have identified the following material weaknesses:

•        inability to close timely;

•        lack of technical expertise; and

•        accounting for complex financial instruments.

As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective as of September 30, 2023.

To respond to these material weaknesses, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. Our plans currently include rebuild of the internal finance function and engagement of external financial consultants. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our consolidated financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our consolidated financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls, and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

General Risk Factors

The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on our business, liquidity, results of operations, financial condition and price of our securities.

The pandemic involving the novel strain of coronavirus and related respiratory disease (which we refer to as COVID-19) and the measures taken to combat it, have had an adverse effect on our business. Public health authorities and governments at local, national and international levels have announced various measures to respond to this pandemic.

We have undertaken measures in an effort to mitigate the spread of COVID-19 including limiting company travel and in-person meetings. We also have enacted our business continuity plans, including implementing procedures requiring employees working remotely where possible which may make maintaining our normal level of corporate operations, quality controls and internal controls difficult. Notwithstanding these efforts, our results of operations have been adversely impacted by COVID-19 and this may continue.

Moreover, the COVID-19 pandemic has previously caused some temporary delays in the delivery of our inventory, although recently we are no longer experiencing such delays. In addition, the travel restrictions imposed as a result of COVID-19 have impacted our ability to visit customer sites to perform services related to our products. Further, the COVID-19 pandemic and mitigation efforts have also adversely affected our customers’ financial condition, resulting in reduced spending for the products we sell.

As events are rapidly changing, we do not know how long the COVID-19 pandemic, or localized outbreaks or recurrences of COVID-19, and the measures that have been introduced to respond to COVID-19 will disrupt our operations or the full extent of that disruption. Further, once we are able to restart normal operations doing so may take time and will involve costs and uncertainty. We also cannot predict how long the effects of COVID-19 and the efforts to contain it will continue to impact our business after the pandemic is under control. Governments could take additional restrictive measures to combat the pandemic that could further impact our business or the economy in the geographies in which we operate. It is also possible that the impact of the pandemic and response on our suppliers, customers and markets will persist for some time after governments ease their restrictions. These measures have negatively impacted, and may continue to impact, our business and financial condition as the responses to control COVID-19 continue.

A prolonged economic downturn, particularly in light of the COVID-19 pandemic, could adversely affect our business.

Uncertain global economic conditions, in particular in light of the COVID-19 pandemic, could adversely affect our business. Negative global and national economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability and cash flow. Although we continue to devote significant resources to support our brands, unfavorable economic conditions may negatively affect demand for our products.

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. For example, the tariffs currently imposed for importing goods from China has significantly increased. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. Substantial increases in the prices for our raw materials increase our operating costs and could reduce our margins if we cannot recoup the increased costs through increased prices for our products and services.

Matters relating to the employment market and prevailing wage standards may adversely affect our business.

Our ability to meet our labor needs on a cost-effective basis is subject to numerous external factors, including the availability of qualified personnel in the workforce in the markets in which we operate, unemployment levels within those markets, prevailing wage rates, which have increased significantly, health and other insurance costs and changes in employment and labor laws. In the event prevailing wage rates continue to increase in the markets in which we operate, we may be required to concurrently increase the wages paid to our employees to maintain the quality of our workforce. To the extent such increases are not offset by price increases, our business and operating results could be adversely affected. If we are unable to hire and retain employees capable of meeting our business needs and expectations, our business and reputation may be impaired. Any failure to meet our staffing needs or any material increase in turnover rates of our employees may adversely affect our business, results of operations and financial condition.

Further, we rely on the ability to attract and retain employees on a cost-effective basis. The availability of employees in the markets in which we operate has declined in recent years and competition for such personnel has increased, especially under the economic crises experienced throughout the COVID-19 pandemic. Our ability to attract and retain a sufficient workforce on a cost-effective basis depends on several factors, including the ability to protect staff during the COVID-19 pandemic. We may not be able to attract and retain a sufficient workforce on a cost-effective basis in the future. In the event of increased costs of attracting and retaining a workforce, our business and operating results could be adversely affected.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation involving intellectual property, data privacy and security, consumer protection, commercial disputes and other matters that may negatively affect our operating results if changes to our business operation are required. Due to our manufacturing and sale of our products, including hardware and software, we may also be subject to a variety of claims including product warranty, product liability, and consumer protection claims related to product defects, among other litigation. We may also be subject to claims involving health and safety, hazardous materials usage, other environmental impacts, or service disruptions or failures. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. In addition, insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby adversely affecting our results of operations and resulting in a reduction in the trading price of our stock.

An active, liquid, and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        actual or anticipated fluctuations in our quarterly or annual operating results;

•        changes in our financial or operational estimates or projections;

•        our ability to implement our operational plans;

•        termination of the lock-up agreement or other restrictions on the ability of our stockholders to sell shares;

•        changes in the economic performance or market valuations of companies similar to ours; and

•        general economic or political conditions in the U.S. or elsewhere.

In addition, the stock market in general, and the market for technology companies, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our operating results.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or (“SEC”), and Nasdaq. In addition, our management team also has to adapt to the requirements of being a public company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition, and operating results.

As a public company, we also expect that it may be more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

Data privacy and security concerns relating to our technology and our practices could damage our reputation, cause us to incur significant liability, and deter current and potential users or customers from using our products and services. Software bugs or defects, security breaches, and attacks on our systems could result in the improper disclosure and use of user data and interference with our users and customers’ ability to use our products and services, harming our business operations and reputation.

Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other data-privacy-related matters, even if unfounded, could harm our reputation, financial condition, and operating results. Our policies and practices may change over time as expectations regarding privacy and data change. Our products and services involve the storage and transmission of proprietary information, and bugs, theft, misuse, defects, vulnerabilities in our products and services, and security breaches expose us to a risk of loss of this information, improper use and disclosure of such information, litigation, and other potential liability. Systems and control failures, security breaches and/or inadvertent disclosure of user data could result in government and legal exposure, seriously harm our reputation and brand and, therefore, our business, and impair our ability to attract and retain customers.

We may experience cyber-attacks and other attempts to gain unauthorized access to our systems. We may experience future security issues, whether due to employee error or malfeasance or system errors or vulnerabilities in our or other parties’ systems, which could result in significant legal and financial exposure. We may be unable to anticipate or detect attacks or vulnerabilities or implement adequate preventative measures. Attacks and security issues could also compromise trade secrets and other sensitive information, harming our business. As a result, we may suffer significant legal, reputational, or financial exposure, which could harm our business, financial condition, and operating results.

Our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber-attack.

We rely on information technology systems to conduct business, including communicating with employees and our key commercial customers, ordering and managing materials from suppliers, shipping products and providing SaaS services to our customers and analyzing and reporting results of operations. While we have taken steps to ensure the security of our information technology systems, our systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If our information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, our ability to communicate internally as well as with our customers could be significantly impaired, which may adversely impact our business.

Additionally, in the normal course of our business, we collect, store and transmit proprietary and confidential information regarding our customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about our employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation. We also may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training, and third-party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact our financial condition, results of operations and cash flows.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients and market our products and services.

Because we store, process, and use data, some of which contains personal information, we are subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm our business.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time (including, but not limited to, those relating to potential peak sales amounts, production, and supply dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in this report should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors before distributing any assets to the investors. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Risks Relating to This Offering

You will experience immediate and substantial dilution.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of our outstanding stock options and warrants could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stockholders may be subject to dilution resulting from future offerings of common stock by us.

We may raise additional funds in the future by issuing common stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional common stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

Our management team will have broad discretion with respect to the use of any net proceeds of this offering.

Although we have described the intended use of any net proceeds of this offering in the section titled “Use of Proceeds,” our management will have broad discretion in the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations, liquidity or ability to pay dividends and cause the price of our common stock to decline. Pending another use, we may invest the net proceeds in short-term interest-bearing investment grade instruments. These investments may not yield a favorable return to our stockholders.

There are risks, including stock market volatility, inherent in owning our common stock.

The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

The Pre-Funded Warrants are speculative in nature.

Commencing on the date of issuance, holders of Pre-Funded Warrants may exercise their right to acquire our common stock and pay an exercise price per share equal to $0.001 per share, subject to certain adjustments, without expiration. Following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market price of our common stock will ever equal or exceed their imputed offering price.

We expect that the liquidity of the Pre-Funded Warrants will be limited.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise such warrants and acquire our common stock.

Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, holders of such Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated herein by reference contain, forward-looking statements and information relating to Agrify Corporation. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to:

•        our market opportunity;

•        the effects of increased competition as well as innovations by new and existing competitors in our market;

•        our ability to retain our existing customers and to increase our number of customers;

•        our ability to realize revenue from our customers pursuant to existing total turn-key (TTK) solution implementations;

•        the future growth of the indoor agriculture industry and demands of our customers;

•        our ability to effectively manage or sustain our growth;

•        integration of complementary businesses and technologies;

•        our ability to maintain, or strengthen awareness of, our brand;

•        future revenue, hiring plans, expenses, capital expenditures, and capital requirements;

•        our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;

•        the loss of key employees or management personnel;

•        our financial performance and capital requirements; and

•        our ability to maintain, protect, and enhance our intellectual property.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and in the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

MARKET FOR COMMON STOCK

Our common stock is listed on The Nasdaq Capital Market under the symbol “AGFY”. On February 6, 2024, the last reported sale price of our common stock as reported by The Nasdaq Capital Market was $0.7447 per share. As of such date, we had approximately 62 stockholders of record.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

EXECUTIVE COMPENSATION

This section describes the compensation paid, or payable, for the last two fiscal years to our named executive officers. Our named executive officers during the fiscal year ended December 31, 2023 were Raymond Chang, our Chairman and Chief Executive Officer, David Kessler, our Chief Science Officer, Brian Towns, our Executive Vice President and General Manager of Extraction, Timothy Oakes, our former Chief Financial Officer, and Stuart Wilcox, our former Chief Operating Officer. Mr. Oakes resigned as Chief Financial Officer effective as of February 28, 2023. Mr. Wilcox resigned as Chief Operating Officer effective as of May 22, 2023.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers noted below for services rendered in all capacities, during the fiscal years ended December 31, 2023 and 2022. As a smaller reporting company, we are only required to provide two years of compensation information for our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Raymond Chang	2023	300,070	330,000	—	—	—	29,268	659,338
Chairman and Chief Executive Officer	2022	350,479	471,000	—	175,000	—	33,099	1,029,578
David Kessler	2023	220,521	310,000	—	—	—	28,588	559,109
Chief Science Officer	2022	220,233	177,550	—	50,000	—	32,164	479,947
Brian Towns	2023	211,726	310,000	—	—	—	29,268	550,994
Executive Vice President and General Manager of Extraction	2022	125,655	20,550	—	15,034	—	14,198	175,447
Timothy Oakes	2023	51,920	—	—	—	—	3,340	55,260
Former Chief Financial Officer	2022	264,454	247,625	—	78,022	—	19,626	609,727
Stuart Wilcox	2023	122,061	—	—	—	—	8,188	150,727
Former Chief Operating Officer	2022	142,539	316,000	—	—	—	8,188	466,727

____________

(1)      Amounts are based on the aggregate grant date fair value of stock awards and stock option awards made to the Named Executive Officers in the applicable year. The reported amounts are calculated in accordance with the provisions of ASC Topic 718. See Note 13 of the notes to consolidated financial statements included in our Annual Report on Form 10-K filed on November 28, 2023, regarding assumptions underlying the valuation of our equity awards.

(2)      Represent amounts earned by each Named Executive Officer under our performance-based annual incentive plan.

(3)      Amounts represent payment of health plan premiums as per Company policy.

(4)      Mr. Oakes resigned as Chief Financial Officer effective February 28, 2023.

(5)      Mr. Wilcox resigned as Chief Operating Officer effective May 22, 2023.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards for Named Executive Officers as of December 31, 2023.

	Option Awards						Stock Awards
Name	Grant Date	Vesting Period	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
			Exercisable	Unexercisable
Raymond Chang	5/6/20		1,689	—	$456.00	5/6/30	—	$—
	7/20/20		71	—	456.00	7/20/30	—	—
	10/19/20		1,324	—	972.00	10/19/30	—	—
	2/17/21		3,069	181	2,768.00	2/17/31	—	—
	8/8/22		—	—	—	—	1,000	1,256
	11/28/23		—	—	—	—	217,120	272,659
David Kessler	5/6/20		168	—	456.00	5/6/30	—	—
	7/20/20		159	—	456.00	7/20/30	—	—
	10/19/20		241	—	972.00	10/19/30	—	—
	2/17/21		208	12	2,768.00	2/17/31	—	—
	8/8/22		—	—	—	—	333	418
	9/30/22	(4)	—	—	—	—	167	210
	11/28/23	(5)	—	—	—	—	203,961	256,134
Brian Towns	9/30/22	(4)	—	—	—	—	167	210
	11/28/23	(5)	—	—	—	—	203,961	256,134
Stuart Wilcox	7/14/22	(4)	—	—	—	—	667	838

____________

(1)      Options granted replaced previous options awards issued on December 27, 2019, which were cancelled in May 2020. A portion of the May 6, 2020 option awards re-issued were partially vest at the time of re-issuance, with the remaining unvested portion of the stock options vesting between 24 and 48 months. 50% of the options vested upon the initial public offering.

(2)      25% of options granted will vest 12 months from the date of grant with the balance vesting in 36 equal monthly installments thereafter. 50% of the options vested upon the initial public offering.

(3)      Options granted will vest in 36 equal monthly installments from the date of grant.

(4)      33% of the restricted stock units vest on each of the 1-year, 2-year and 3-year anniversaries of grant.

(5)      All of the restricted stock units will vest on November 28, 2024, subject to shareholder approval.

(6)      Pursuant to the terms of his separation agreement, Mr. Wilcox’s restricted stock units will continue vesting in accordance with their original terms following the separation.

Employment and Separation Agreements

The Compensation Committee believes that it is in our best interest as well as the interests of our stockholders to offer severance and change in control benefits to certain of our Named Executive Officers. We compete for talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The Compensation Committee believes that providing severance and change in control benefits to our Named Executive Officers reduces any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. In addition, the income security provided by competitive severance and change in control arrangements helps minimize distractions caused by uncertain personal financial circumstances during the negotiation of a potential change in control transaction, a period of time requiring focused and thoughtful leadership to ensure a successful outcome.

Employment Agreement for Mr. Chang:    On January 4, 2021, we entered into a three-year employment agreement with Mr. Chang as the Company’s Chief Executive Officer, effective February 1, 2021 (the “Mr. Chang’s Employment Agreement”). The agreement, at the end of the initial three-year term, automatically renewed for a successive three-year period.

At signing, Mr. Chang’s Employment Agreement established a minimum annual base salary level of $300,000 and provided for a discretionary bonus of $300,000, with payment subject to Mr. Chang being employed by us at this time of payment.

In accordance with the terms of the agreement, if Mr. Chang’s employment is terminated by us without cause, or in connection with a change of control, or by Mr. Chang for good reason, Mr. Chang will be entitled to receive certain severance benefits, including severance pay equal to the greater of (a) 300% of his annual base salary and (b) $1,000,000. Mr. Chang will also be eligible to receive insurance benefits for a period of up to twelve months following his termination of employment. We can terminate Mr. Chang’s employment for cause only if we receive the unanimous agreement of our board of directors. In addition, if we terminate his employment without cause, or if Mr. Chang resigns for good reason, or upon the occurrence of a change of control, all of his issued but unvested options will immediately vest.

In addition to the terms of our standard invention assignment, restrictive covenants, and confidentiality agreement, Mr. Chang’s employment agreement contains confidentiality, non-solicitation and non-competition provisions, whereby Mr. Chang is subject to non-solicitation restrictions for a period of at least one year and to non-competition restrictions for a period of at least six months following his employment period.

On November 8, 2021, the Compensation Committee, in contemplation of expected executive level changes within the Company, performed a market study of compensation trends related to our various executive level positions. Based upon this review, the Compensation Committee approved increases to Mr. Chang’s base salary (increasing it from $300,000 to $350,000) and discretionary bonus (from $300,000 to $400,000), effective as of January 1, 2022.

Employment Offer Letter for Mr. Kessler:    On January 20, 2020, we provided a letter of employment offer to Mr. Kessler, as amended by the updated offer letter effective as of August 9, 2022.

Mr. Kessler’s offer letter establishes a minimum annual base salary level of $250,000 and provides for a discretionary performance-based bonus of $150,000. Mr. Kessler is an at will employee, and there are no severance benefits if his employment is terminated.

Employment Agreement for Mr. Towns:    On October 22, 2021, we provided a letter of employment offer to Mr. Towns, as amended on March 1, 2023, and May 25, 2023.

Mr. Towns’ offer letter, as amended, establishes a minimum annual base salary level of $250,000. Mr. Towns is an at will employee, and there are no severance benefits if his employment is terminated.

Employment Agreement for Mr. Oakes:    On November 10, 2021, we entered into a two-year employment agreement with Mr. Massie as our Chief Financial Officer, effective November 10, 2021. The agreement, at the end of the initial one-year term, if not terminated by either Mr. Oakes or the Company, would have automatically renewed for successive one-year periods.

Mr. Oakes’ Employment Agreement established a minimum annual base salary level of $250,000 and provided for a discretionary performance-based bonus of $200,000, payable in quarterly $50,000 installment, with payment subject to Mr. Oakes being employed by us at this time of payment. The Board could from time to time elect to pay additional bonuses based on performance that exceeds the mutually agreed upon goals. On August 8, 2022, based on a report from its independent compensation consultant and discussions with the consultant, the Compensation Committee approved an increase to Mr. Oakes’ base salary from $250,000 to $275,000 per year, and an increase in his maximum discretionary bonus opportunity from $200,000 to $250,000 per year.

In accordance with the terms of the agreement, if Mr. Oakes’ employment was terminated by us without cause, or in connection with a change of control, or by Mr. Oakes for good reason, Mr. Oakes would be entitled to receive certain severance benefits, including severance pay equal to 100% of his annual base salary plus his projected bonus for such fiscal year. Mr. Oakes would also be eligible to receive insurance benefits for a period of up to twelve months following his termination of employment. We could terminate Mr. Oakes’ employment for cause only if we received the unanimous agreement of our board of directors. In addition, if we terminated his employment without cause, or if Mr. Oakes resigned for good reason, or upon the occurrence of a change of control, all of his issued but unvested options would immediately vest.

In addition to the terms of our standard invention assignment, restrictive covenants, and confidentiality agreement, Mr. Oakes’ employment agreement contained confidentiality, non-solicitation and non-competition provisions, whereby Mr. Oakes was subject to non-solicitation restrictions for a period of at least one year and to non-competition restrictions for a period of at least six months following his employment period. Mr. Oakes resigned as Chief Financial Officer effective February 28, 2023.

Employment Agreement for Mr. Wilcox:    On July 14, 2022, we entered into an employment agreement with Mr. Wilcox as our Chief Operating Officer. Pursuant to the terms of the agreement, Mr. Wilcox received an annual base salary of $300,000 and was eligible to participate in all employee benefit programs. Mr. Wilcox was also eligible to receive a discretionary performance-based bonus of up to $300,000 with respect to each fiscal year, based on the mutually agreed upon goals that will be set by our Chief Executive Officer and the compensation committee of the Board, and was issued 1,000 restricted stock units that would vest in three equal installments on the one-year, two-year and three-year anniversaries of grant. If Mr. Wilcox’s employment with us was terminated for any reason, he would be entitled to (i) his annual base salary through the termination date, (ii) any accrued unused paid time off, (iii) any vested benefit due and owing under any employee benefit plan and (iv) any unreimbursed business expenses. If Mr. Wilcox’s employment had been terminated by us without cause or by Mr. Wilcox for good reason (as such terms are defined in his employment agreement), he would have also been entitled to receive (i) 100% of his annual base salary and his projected bonus for such fiscal year, (ii) only in the instance of termination without cause or for good reason that occurs within 30 days prior to, or within six months following, a change in control, immediate vesting of all his issued but unvested options or restricted stock units and (iii) continued participation in our group health insurance benefits through August 31, 2025.

In connection with Mr. Wilcox’s resignation, on May 23, 2023, we entered into a separation agreement with Mr. Wilcox. The separation agreement provided that, among other things, (a) Mr. Wilcox would receive reimbursement for COBRA premiums for medical, dental and vision benefits for a period of six months, and (b) all of Mr. Wilcox’s restricted stock units will continue to vest in accordance with their original vesting terms, notwithstanding his resignation. The separation agreement also contained a general release in favor of the Company.

Potential Termination Payments and Equity Awards

The Employment Agreements for our Named Executive Officers, as described above, generally provide for cash payment in the event that their employment with the Company is terminated in certain circumstances by the Company without cause or by such Named Executive Officer for good reason (1) outside of a change of control and (2) in connection with a change of control. The potential payouts each Named Executive Officer may be eligible to receive in either instance under their respective employment agreements is calculated based upon the measurement criteria described above.

If the Named Executive Officers covered by employment agreements or severance agreements had their employment terminated as of December 31, 2023, the Named Executive Officers would have been eligible to receive payments, depending upon whether the termination was for good reason or based upon a change in control, as set forth in the following table.

Termination Payout Table

The following table sets forth information concerning termination payouts for Named Executive Officers serving as of December 31, 2023. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur.

Potential Termination Payments
	Without Cause or for Good Reason				Change of Control
Name	Salary and Bonus	Benefits	Option Award Acceleration	Total	Termination		Other	Total
					Salary and Bonus	Benefits	Option Award Acceleration	Total
Raymond Chang	$1,050,000	$35,858	$1,549	$1,087,407	$1,050,000	$35,858	$1,549	$1,087,407

____________

(1)      Represents circumstances involving termination without cause or for Good Reason outside of any Change in Control.

(2)      Represents circumstances involving termination without cause or for Good Reason in connection with a Change in Control.

(3)      Consists of health, dental, and life insurance coverage for a period of twelve months. The reported value is based upon the type of insurance coverage carried by each Named Executive Officer as of December 31, 2023 and is valued at the premiums in effect on December 31, 2023.

(4)      Certain unvested outstanding equity awards contain acceleration provisions, and assuming the applicability and operation of such provisions as of December 31, 2023, the Named Executive Officer could have realized the following values from acceleration (based on the closing price of $1.20 on December 29, 2023 over any applicable exercise price or par value payment obligation for such accelerated awards).

Director and Officer Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

DIRECTOR COMPENSATION

Annual Cash Compensation.    Each of the Company’s non-employee directors receives an annual cash retainer of $24,000, payable in twelve monthly installments. In addition, the following Committee retainer amounts are payable to Committee members.

The Audit Committee Chair receives an annual retainer of $5,000 per year, while Audit Committee members are entitled to receive an annual retainer of $1,000. The annual retainers are paid in twelve monthly installments and are in addition to the annual cash retainer for non-employee directors described above.

The Compensation Committee Chair receives an annual retainer of $5,000 per year, while Compensation Committee members are entitled to receive an annual retainer of $1,000. The annual retainers are paid in twelve monthly installments and are in addition to the annual cash retainer for non-employee directors described above.

The Nominating and Corporate Governance Committee Chair receives an annual retainer of $5,000 per year, while Nominating and Corporate Governance Committee members are entitled to receive an annual retainer of $1,000. The annual retainers are paid in twelve monthly installments and are in addition to the annual cash retainer for non-employee directors described above.

Currently, there are no annual retainer fees awarded to either the Merger and Acquisitions Committee Chair or the Merger and Acquisition Committee members.

Stock Options and Share-Based Awards.    Following initial election to the Company’s Board of Directors, non-employee directors are eligible to receive restricted stock units as determined by the Board.

The Company’s Board and Compensation Committee believe that equity-based awards are essential to our continued success. Equity-based awards are necessary to attract, retain and motivate highly qualified directors to serve Agrify and to improve Agrify’s business results and earnings by providing these individuals an opportunity to acquire or increase a direct proprietary interest in Agrify’s operations and future success while further aligning recipient’s interests with those of shareholders.

The Board compensation guidelines described above are designed to (a) compensate Committee members through Committee cash retainers in order to provide compensation commensurate with relevant service level commitments for Committee service and (b) set overall Board compensation at a level that is competitive with market norms, in order to enable the Company to attract potential new directors and provide market-based remuneration for existing directors.

Non-Equity Incentive Plan Compensation.    We do not provide Non-Equity Incentive Compensation to our directors.

Pension Benefits.    We do not have a pension plan and therefore, do not offer any such pension arrangements to our directors.

The table below provides compensation information for the year ended December 31, 2023 for each non-employee member of our Board of Directors. Guichao Hua served on the Board of Directors until our Annual Meeting of Stockholders held on January 8, 2024, at which point I-Tseng Jenny Chan was elected to the Board of Directors.

Director	Fees Earned or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Guichao Hua	$14,853	$20,417	$—	$—	$—	$—	$35,000
Max Holtzman	8,000	65,000	—	—	—	—	75,000
Timothy Mahoney	23,452	58,838	—	—	—	—	82,380
Leonard J. Sokolow	19,792	52,708	—	—	—	—	72,500
Krishnan Varier	22,500	56,500	—	—	—	—	79,000

____________

(1)      Represents the aggregate dollar amount of all fees earned or paid in cash for services as a director, including monthly retainer fees and committee membership, as described above. During the year ended December 31, 2023, directors elected to receive additional restricted stock units in lieu of a portion of their cash compensation.

____________

(2)      The reported amounts are calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, “Compensation — Stock Compensation (“ASC Topic 718”).

(3)      As of December 31, 2023, the aggregate number of unvested restricted stock units outstanding for each current non-employee director were as follows: 89 for each of Messrs. Hua, Mahoney, Varier, Sokolow and Holtzman. Value of stock awards reflects awards that were earned in 2023 but paid in January 2024.

(4)      As of December 31, 2023, the aggregate number of unexercised stock option awards outstanding for each current non-employee director were as follows: 456 for Mr. Hua, 456 for Mr. Mahoney, 455 for Mr. Varier; 250 for Mr. Sokolow and none for Mr. Holtzman.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of January 25, 2024, about the beneficial ownership of our Company’s Common Stock by: (1) the persons known to us to be beneficial owners of more than 5% of our Company’s outstanding Common Stock; (2) our directors; (3) each named executive officer; and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated. As of January 25, 2024, there were 58 record holders and 6,846,419 outstanding shares of our Company’s Common Stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after January 25, 2024 through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options or warrants currently exercisable, or exercisable within 60 days after January 25, 2024, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Beneficial Ownership
	Number of Shares	Percent of Total
Directors and Executive Officers(2)
Raymond Chang(3)	11,966,841	49.99%
David Kessler(5)	1,038	*
I-Tseng Jenny Chan(4)	11,609,789%
Max Holtzman(5)	52,724	*	%
Timothy Mahoney(5)	45,071	*	%
Krishnan Varier(5)	41,993	*	%
Leonard J. Sokolow(5)	36,738	*	%
All Directors and Executive Officers as a Group (7 persons)(3)(5)	13,480,221	52.57%

____________

*         Less than 1%.

(1)      The percentages shown with respect to any identified individual or group are calculated by dividing: (i) the sum of (a) the number of shares of Common Stock actually owned as of January 25, 2024 plus (b) the number of shares of Common Stock that may be acquired through the exercise of stock options, warrants or any other rights, the conversion of convertible securities, or the vesting of Restricted Stock Units within 60 days thereof (“Currently Exercisable Awards”) by (ii) the sum of 6,846,419 shares of Common Stock outstanding as of January 25, 2024, plus the amount referenced in clause (i)(b) for such individual or group.

(2)      The address of each of the directors and executive officers listed above is c/o Agrify Corporation, 2468 Industrial Row Dr., Troy, MI 48084.

(3)      Includes (i) options to purchase 6,334 shares of Common Stock that are exercisable within 60 days of January 25, 2024, (ii) 575 shares of Common Stock owned by Mr. Chang, (iii) 1,453,894 shares of common stock held by RTC3 2020 Irrevocable Family Trust, of which Mr. Chang retains the authority to remove the independent trustee, (iv) 648 shares of common stock held by NXT3J Capital, LLC, an entity controlled by Mr. Chang, (v) warrants to purchase 317 shares of common stock associated with our 2020 convertible promissory notes held by RTC3 2020 Irrevocable Family Trust, (vi) options to purchase 194 shares of common stock held by Mr. Chang’s son that are exercisable within 60 days of January 25, 2024, (vii) warrants to purchase 230,906 shares of Common Stock that are held by RTC3 2020 Irrevocable Family Trust, but only to the extent exercisable due to a 9.99% beneficial ownership limitation, and (viii) 10,273,973 shares of common stock that may be issued upon conversion of a secured convertible note held by CP Acquisitions, LLC (“CP”), over which Mr. Chang has shared voting and investment control, subject to a beneficial ownership limitation of 49.99% with respect to CP and/or Mr. Chang.

(4)      Includes (i) 1,335,816 shares of common stock owned in equal proportions by M. Zion Capital, LLC, M Olivet Capital, LLC and M Cannan Capital, LLC, over which Ms. Chan has voting and investment control, and (ii) 10,273,973 shares of common stock that may be issued upon conversion of a secured convertible note held by CP, over which Ms. Chan has shared voting and investment control, subject to a beneficial ownership limitation of 49.99% with respect to CP and/or Ms. Chan.

(5)      Includes the following shares subject to options that are exercisable within 60 days of January 25, 2024: Mr. Kessler, 788; Mr. Mahoney, 456; Mr. Varier, 454; and Mr. Sokolow, 188. Includes the following shares subject to Restricted Stock Units that vest within 60 days of January 25, 2024: Mr. Holtzman, 52,635; Mr. Mahoney, 44,526; Mr. Varier, 41, 450; and Mr. Sokolow, 36,461.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $2.6 million, after deducting estimated placement agent fees and commissions and our estimated offering expenses, and based on the assumed public offering price of $0.7447 per share of common stock (the last reported sale price of our common stock on The Nasdaq Capital Market on February 6, 2024).

A $0.10 increase (decrease) in the assumed public offering price of $0.7447 per share of common stock would increase (decrease) the net proceeds to us from this offering by approximately $0.4 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us.

Similarly, a 1,000,000 share increase (decrease) in the number of shares of common stock and/or Pre-Funded Warrants, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by $0.7 million, assuming the assumed public offering price of $0.7447 per share of common stock remains the same, and after deducting estimated placement agent fees and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term interest-bearing investment grade instruments.

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

DILUTION

If you invest in this offering, you will experience immediate and substantial dilution to the extent of the difference between the offering price per share paid in this offering (or the offering price per Pre-Funded Warrant, as applicable), in each case excluding shares of common stock issuable upon exercise of the Pre-Funded Warrants being offered in this offering and the payment of the exercise price therefor, and the adjusted net tangible book value per share of our common stock as of September 30, 2023, as adjusted to give effect to this offering.

Our net tangible book value per share of common stock is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of September 30, 2023 was approximately $(21.2) million, or $(12.86) per share, based on 1,651,281 shares of common stock outstanding at September 30, 2023.

After giving effect to the sale of 2,014,234 shares of our common stock in this offering (excluding shares of common stock issuable upon exercise of the Pre-Funded Warrants being offered in this offering) at an assumed offering price of $0.7447 per share (or the assumed offering price per Pre-Funded Warrant of $0.7437) and after deducting estimated offering expenses payable by us and placement agent fees), our as adjusted net tangible book value as of September 30, 2023 would have been approximately $(18.7) million, or $(5.09) per share of common stock. This represents an immediate increase in net tangible book value of $7.77 per share to existing stockholders and immediate dilution of $5.84 per share to investors purchasing securities in this offering at the assumed offering price. The final combined public offering price will be determined between us and the placement agent in the offering and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final combined public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$0.7447
Net tangible book value per share as of September 30, 2023	$(12.86)
Increase in net tangible book value per share attributable to this offering	$7.77
As adjusted net tangible book value per share after giving effect to this offering based		$(5.09)
Dilution per share to new investors		$5.84

The discussion and table above assume no exercise of the Pre-Funded Warrants sold in this offering.

Each $0.10 increase (decrease) in the assumed public offering price of $0.7447 per share of common stock (or $0.7437 per Pre-Funded Warrant) would increase (decrease) the as adjusted net tangible book value by $0.10 per share of common stock and the dilution to new investors by $0.002 per share, assuming that the number of shares and/or Pre-Funded Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 shares in the number of shares of common stock and/or Pre-Funded Warrants offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value by approximately $0.7 million, or approximately $0.78 per share of common stock, and decrease the dilution per share to investors in this offering by approximately $0.78 per share, assuming that the assumed public offering price per share of common stock and per Pre-Funded Warrant remains the same, and after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares of common stock and/or Pre-Funded Warrants offered by us, as set forth on the cover page of this prospectus, would decrease our as adjusted net tangible book value by approximately $0.7 million, or approximately $1.02 per share, and increase the dilution per share to investors in this offering by approximately $1.02 per share, assuming that the assumed public offering price per share of common stock and per Pre-Funded Warrant remains the same, and after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares of common stock and Pre-Funded Warrants that we offer in this offering, and other terms of this offering determined at pricing.

The above discussion and table do not take into account further dilution to investors purchasing our common stock in this offering that could occur upon the exercise of outstanding options and warrants, or the conversion of convertible securities, having a per share exercise or conversion price less than the public offering price per share in this offering. To the extent that outstanding options or warrants or other shares are issued, investors purchasing our common stock and/or Pre-Funded Warrants in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to our stockholders, including investors purchasing our common stock in this offering.

The table and discussion above are based on 1,651,281 shares of our common stock outstanding as of September 30, 2023, but does not include, as of such date:

•        1,495,001 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $38.07 per share;

•        13,439 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $1,518.05 per share;

•        4,580 shares of our common stock issuable upon the vesting of restricted stock units;

•        8,437 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

•        no shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan;

•        588 shares of our common stock reserved for future issuance in connection with completed acquisitions; and

•        1,157,068 shares of our common stock reserved for future issuance in connection with the conversion of a secured convertible note held as of September 30, 2023 by the Former Lender.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 35,000,000 shares of common stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share. The only equity securities currently outstanding are shares of common stock. As of February 6, 2024, there were 7,056,005 shares of common stock outstanding, warrants outstanding to purchase 1,495,011 shares of our common stock, 10,334 shares of common stock subject to outstanding stock options, 4,531 shares of common stock subject to unvested restricted stock units, and 10,273,973 shares of common stock underlying convertible notes.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our Board and management. The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our common stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger, or otherwise.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with an “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and the combination or transaction by which the person first became an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. The prohibition extends beyond the expiration of the two-year period, unless the combination meets all of the requirements of the resident domestic corporation’s articles of incorporation and (a) the combination or transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (b) the combination is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (c) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

The business combination provisions do not apply to a person after the expiration of four years after the person first became an interested stockholder.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding the determination date, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10 day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10 day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AGFY.”

Pre-Funded Warrants to be Issued in this Offering

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investors in this offering and which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. All Pre-Funded Warrants will be issued in certificated form.

General Terms of the Pre-Funded Warrants

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of the shares issuable upon exercise of the Pre-Funded Warrant, the holder may exercise the Pre-Funded Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Pre-Funded Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be proportionally adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations and certain recapitalizations of our common stock.

Rights Upon Distribution of Assets; Purchase Rights

If we distribute assets, including cash dividends, any securities (other than a stock dividend described under “— Certain Adjustments”) or other property, to our stockholders, holders of Pre-Funded Warrants shall be entitled to participate in such distribution to the same extent that such holder would have participated had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such distribution would cause such holder to exceed the Pre-Funded Warrant Beneficial Ownership Limitation, the holder will not be entitled to participate in the distribution to such extent that the Pre-Funded Warrant Beneficial Ownership Limitation would be exceeded and the distribution will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Pre-Funded Warrant Beneficial Ownership Limitation.

If we grant, issue or sell pro rata to our stockholders, any options, convertible securities or rights to purchase stock, warrants, securities or other property, the Pre-Funded Warrant holders will be entitled to acquire such purchase rights to the same extent such holder would have acquired had the holder held the number of shares of common stock acquirable upon complete exercise of its warrant. If such right to participate in any such purchase rights would cause such holder to exceed the Pre-Funded Warrant Beneficial Ownership Limitation, then the holder will not be entitled to participate in such purchase right to such extent that the Pre-Funded Warrant Beneficial Ownership Limitation would be exceeded such purchase right, to the extent necessary to prevent such occurrence, will be held in abeyance for the holder’s benefit until such time or times, if ever, as would not result in the holder exceeding the Pre-Funded Warrant Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Pre-Funded Warrant upon surrender of the Pre-Funded Warrant to us with a duly executed assignment in the form attached to the Pre-Funded Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Listing

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Pre-Funded Warrants.

Amendments and Waivers

The provisions of each Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Warrant per whole share or round such fractional share up to the nearest whole share.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged Alexander Capital, L.P. (the “Placement Agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best-efforts basis. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered, or any at all. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

We will enter into subscription agreements directly with investors who purchase our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We will deliver the securities being offered pursuant to this prospectus upon closing.

We will pay the Placement Agent a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for a certain amount of its accountable expenses including actual accountable road show expenses for the offering; the cost associated with the Placement Agent’s use of book-building and compliance software for the Offering, reasonable and documented fees and disbursements of the Placement Agent’s counsel up to an amount of $75,000 (which maximum shall apply solely to such fees and disbursements of counsel and not to other fees and expenses provided for in this paragraph); background checks of our officers and directors; preparation of bound volumes and Lucite cube mementos in such quantities as the Placement Agent may reasonably request; provided that these actual accountable expenses of the placement agent shall not exceed $100,000, including the fees and disbursements of the Placement Agent’s counsel.

We will, at the closing, grant to Alexander Capital, L.P (or such other recipient as designated by Placement Agent) securities purchase warrants (the “Placement Agent Warrants”) covering a number of securities equal to one percent (1.0%) of the total number of securities being sold and/or issued in the offering. The Placement Agent Warrants will be non-exercisable for six (6) months after the date of the initial closing and will be exercisable and expire five (5) years after the closing. The Placement Agent Warrants will be exercisable at a price per share equal to 100% of the price of the securities paid by the purchasers in connection with this offering. The Placement Agent Warrants will not be redeemable. The Placement Agent Warrants (and the underlying securities) may not be transferred, assigned or hypothecated for a period of one (1) year following closing, except that they may be assigned, in whole or in part, to any successor, officer or member of the Placement Agent (or to officers or partners of any such successor or member) pursuant to FINRA Rule 5110(e)(2). The Placement Agent Warrants may be exercised in whole or in part, shall provide for “cashless” exercise, and shall provide for customary anti-dilution and price protection.

The following table shows the combined public offering price, placement agent fees and proceeds before expenses to us. Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth below.

	Per Share	Per Pre-Funded Warrant	Maximum Total Amount
Public offering price	$	$	$
Placement agent fee (7%)	$	$	$
Proceeds, before expenses, to Agrify Corporation	$	$	$

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees and the reimbursement of the placement agent’s accountable expenses, will be approximately $110,000.

Lock-up Agreements

We have agreed with the Placement Agent that we will not, without the prior consent of the Placement Agent, and subject to certain exceptions, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or otherwise dispose of or enter into any transaction which may result in the disposition of any common stock or securities convertible into, exchangeable or exercisable for any common stock for a period of 180 days after the closing of this offering.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

Determination of Offering Price

The actual public offering price of the shares and pre-funded warrants we are offering will be negotiated between us, the Placement Agent and the investors in the offering based on the trading price of our shares prior to the offering, among other things, including a to be negotiated discount to the trading price. Other factors considered in determining the public offering price of the shares and pre-funded warrants we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our common stock is quoted on the Nasdaq Capital Market under the symbol “AGFY.”

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent, and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Sherman & Howard L.L.C., Las Vegas, Nevada and Burns & Levinson LLP, Boston, Massachusetts. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements of Agrify Corporation and Subsidiaries as of December 31, 2022 and 2021, for the two years ended December 31, 2022, incorporated by reference into this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Agrify Corporation and Subsidiaries to continue as a going concern as described in Note 1 to the financial statements) incorporated by reference into this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (www.agrify.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it under File No. 001-39946, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•        Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on November 28, 2023;

•        Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on November 28, 2023;

•        Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 filed with the SEC on December 12, 2023;

•        Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 filed with the SEC on January 3, 2024;

•        Our Current Reports on Form 8-K filed with the SEC on January 6, 2023, January 24, 2023, February 24, 2023, March 3, 2023, March 9, 2023, April 17, 2023, April 24, 2023, April 27, 2023, May 23, 2023, May 25, 2023, July 3, 2023, July 14, 2023, July 21, 2023, August 21, 2023, October 2, 2023, October 20, 2023, October 30, 2023, November 8, 2023, November 22, 2023, November 30, 2023, December 6, 2023, January 8, 2024, January 25, 2024, and January 31, 2024 (in each case, except for information contained therein which is furnished rather than filed);

•        Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 18, 2023;

•        The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on January 26, 2021; and

•        All future documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Agrify Corporation
2468 Industrial Row Drive
Troy, Michigan 48084
Telephone: (855) 420-0020

2,014,234 Shares of Common Stock and
Pre-Funded Warrants to Purchase 2,014,234 Shares of
Common Stock

PROSPECTUS

ALEXANDER CAPITAL, L.P.

          , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us in connection with this offering, other than placement agent fees and commissions. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fee	$509.22
FINRA Filing Fee	3,000
Legal fees and expenses	60,000
Accounting fees and expenses	30,000
Transfer agent fees and expenses	3,000
Printing expenses	15,000
Miscellaneous	100,000
Total	$211,509.22

Item 14. Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the shares of common stock and preferred stock and the warrants issued, and options granted, by us in the three years preceding the filing of this registration statement that were not registered under the Securities Act.

(1)    On February 17, 2021, we granted ten-year options to purchase an aggregate of 5,250 shares of common stock pursuant to ours 2020 Omnibus Equity Incentive Plan to executive officers and directors. The stock options provide for an exercise price per share of $2,768.

(2)    In September 2021, we issued stock options to purchase an aggregate of 40 shares of common stock to an employee in consideration of achieving certain milestones from the acquisition of Harbor Mountain Holdings, LLC.

(3)    In October 2021, we issued an aggregate of 3,332 shares of its common stock to shareholders of Sinclair Scientific in connection with the acquisition of Precision Extraction Solutions and Cascade Sciences. In addition to the shares issued at the closing of the acquisition, we also held back an additional 588 shares of common stock due to shareholders of Sinclair Scientific, which were scheduled to be issued six (6) months after the close, subject to the satisfaction of certain covenants.

(4)    In December 2021, we issued an aggregate of 1,202 shares of its common stock to the former shareholders of PurePressure in connection with the acquisition of PurePressure. Additionally, we held back 444 shares of common stock, representing 15% of the value of the closing consideration amount. The shares were held back for a period of twelve months for purposes of satisfying any post-closing adjustments.

(5)    On January 25, 2022, we entered into a Securities Purchase Agreement with an institutional investor and other accredited investors for the sale by us of (i) 12,252 shares of common stock, (ii) pre-funded warrants to purchase up to an aggregate of 7,853 shares of common stock and (iii) common warrants to purchase up to an aggregate of 15,079 shares of common stock in a private placement offering. The combined purchase price for one share of common stock (or one pre-funded warrant) and accompanying fraction of a common warrant was $6.80. Subject to certain ownership limitations, the common warrants became exercisable six months from issuance. Each pre-funded warrant was exercisable into one share of common stock at a price per share of $0.001. Each common warrant is exercisable into one share of common stock at a price per share of $1,496 and will expire on the fifth anniversary of the initial exercise date. The gross proceeds to the Company from the private placement approximately $27.3 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the warrants.

(6)    On February 1, 2022, we issued an aggregate of 1,490 shares of common stock to the former shareholders of LS Holdings Corp. (“Lab Society”) in connection with the acquisition of Lab Society. Additionally, as per the purchase agreement, we held back 638 shares of common stock for a period of twelve months for purposes of satisfying any post-closing adjustments.

(7)    On March 14, 2022, we entered into a Securities Purchase Agreement with the Former Lender, pursuant to which we sold to the Former Lender, in exchange for the payment by the Former Lender of $65,000,000, less applicable expenses, (i) a senior secured promissory note in an aggregate principal amount of $65,000,000 (the “Original Note”), and (ii) a warrant (the “Original Warrant”) to purchase up to an aggregate of 34,406 shares of common stock. Each warrant had an exercise price of $1,350 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, was immediately exercisable, has a term of five and one-half years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the warrant, in which case the warrant shall also be exercisable on a cashless exercise basis at the holder’s election.

(8)    On August 17, 2022, we issued 435 shares of Common Stock to the Sinclair Scientific in connection with the finalization of the net working capital settlement from the acquisition of Precision Extraction Solutions and Cascade Sciences.

(9)    On August 18, 2022, we entered into a Securities Exchange Agreement with the Former Lender, pursuant to which we partially prepaid $35.2 million under the Original Note and exchanged the remaining balance of the Original Note for (i) a new senior secured note (the “Exchange Note”) with an aggregate original principal amount of $35.0 million and (ii) a new warrant to purchase 71,138 shares of common stock (the “Note Exchange Warrant”). Additionally, we exchanged the Original Warrant for a new warrant for the same number of underlying shares but with a reduced exercise price (the “Warrant Exchange Warrant”). The Warrant Exchange Warrant has an exercise price of $430 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable on and after the six-month anniversary of issuance, has a term of five and one-half years from the date of issuance and is exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant Exchange Warrant, in which case the Warrant Exchange Warrant will also be exercisable on a cashless exercise basis at the holder’s election. The Note Exchange Warrant has an exercise price of $246 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, was exercisable upon issuance, has a term of five and one-half years from the date of issuance and is exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the warrant, in which case the Note Exchange Warrant will also be exercisable on a cashless exercise basis at the holder’s election.

(10)  On March 8, 2023, we entered into a Securities Exchange Agreement with the Former Lender, pursuant to which we prepaid approximately $10.3 million in principal amount under the Exchange Note and exchanged $10.0 in principal amount of the remaining balance of the Exchange Note for a new senior secured convertible note (the “Convertible Note”) with an original principal amount of $10.0 million. At issuance, the conversion price under the Convertible Note was $7.64.

(11)  On April 26, 2023, we entered into a letter agreement with the Former Lender, pursuant to which we agreed to exchange $2.0 million of the remaining outstanding principal amount under the Exchange Note for 445,196 shares (the “Exchange Shares”) of common stock. To the extent that receipt of Exchange Shares would cause the Former Lender to beneficially own in excess of 4.99% of common stock immediately after such exchange, we will only issue that number of Exchange Shares that would not cause the Former Lender to exceed the beneficial ownership limitation, with the balance to be held in abeyance until such balance (or a portion thereof) may be issued in compliance with the beneficial ownership limitation.

(12)  On July 12, 2023, we issued a promissory note with an original principal amount of $500,000 in favor of GIC Acquisition, LLC, an entity that is owned and managed by Raymond Chang, our Chairman and Chief Executive Officer.

(13)  On October 27, 2023, we issued a junior secured promissory note to CP Acquisitions, LLC, an entity that is owned and managed by Raymond Chang, our Chairman and Chief Executive Officer, and I-Tseng Jenny Chan, a member of our Board of Directors. Pursuant to the note, CP Acquisitions will lend up to $3,000,000.

(14)  On October 27, 2023, and with an effective date as of October 18, 2023, we entered into a Modification and Settlement Agreement with Mack Molding Company. As part of the Modification Agreement, we issued to Mack a warrant to purchase 750,000 shares of the common stock. The warrant has an exercise price of $4.00 per share, was exercisable upon issuance, has a term of three years from the date of issuance and is exercisable on a cash basis unless at the time of exercise there is no effective registration statement for the resale of the underlying shares, in which case the warrant may be exercised on a cashless exercise basis at the holder’s election.

(15)  On October 27, 2023, we entered into a letter agreement with the Former Lender, pursuant to which we agreed to exchange $3.0 million in principal and approximately $1.1 million in accrued but unpaid interest outstanding under the Exchange Note for a warrant (the “Exchange Warrant”) to purchase 2,809,669 shares of common stock. Additionally, we agreed to exchange the 375,629 shares of common stock held in abeyance for the Former Lender as Exchange Shares under the April 26, 2023 letter agreement for a warrant to purchase 375,629 shares of common stock (the “Abeyance Warrant”). Each warrant has an exercise price of $0.001 per share, was exercisable upon issuance, has a term of five years from the date of issuance and is exercisable on a cash basis or on a cashless exercise basis at the holder’s election.

The offers, sales and issuances of the securities described in this Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

See the Exhibit Index immediately before the Signature Pages.

(b)    Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

Item 17. Undertakings.

(a)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Placement Agency Agreement between the Registrant and Alexander Capital, L.P.
2.1±

Plan of Merger and Equity Purchase Agreement, dated as of September 29, 2021, among the Registrant, Sinclair Scientific, LLC, Mass2Media, LLC dba PX2 Holdings, LLC, and each of the equity holders of Sinclair Scientific, LLC named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2021

2.2

Amendment to Plan of Merger and Equity Purchase Agreement, dated as of October 1, 2021, between the Registrant and Sinclair Scientific, LLC (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2021

2.3±

Membership Interest Purchase Agreement, dated as of December 31, 2021, among the Registrant, PurePressure, LLC, Benjamin Britton as Member Representative, and each of the equity holders of PurePressure, LLC named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2022)

2.4±

Merger Agreement, dated as of February 1, 2022, among the Registrant, LS Holdings Corp., Lab Society NewCo, LLC, Michael S. Maibach Jr. as Owner Representative, and each of the Owners named therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2022)

3.1

Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

3.2

Third Amended and Restated Certificate of Designations of the Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

3.3

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)

3.4

Certificate of Amendment to the Articles of Incorporation of the Registrant, filed July 11, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).

3.5

Certificate of Amendment to the Articles of Incorporation of the Registrant, filed October 17, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2022).

3.6

Certificate of Amendment to the Articles of Incorporation of the Registrant, filed March 1, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2023).

3.7

Certificate of Change to Articles of Incorporation of Agrify Corporation, filed June 30, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2023).

3.8

Certificate of Amendment to the Articles of Incorporation of the Registrant, filed January 22, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).

4.1

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)

4.2

Form of Representative’s Warrant dated February 19, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2021)

4.3

Form of Representative’s Warrant dated January 27, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2021)

4.4

Form of Warrant issued to Noteholders (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

Exhibit No.	Description
4.5	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2021)
4.6

Form of Common Stock Purchase Warrant dated January 28, 2022 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2022)

4.7	Form of Senior Secured Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
4.8	Form of Warrant Exchange Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
4.9	Form of Note Exchange Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).
4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022)
4.11	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022)
4.12	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2023)
4.13	Amendment to Senior Secured Note (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2023)
4.14	Exchange Warrant, dated October 27, 2023 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
4.15

Common Stock Purchase Warrant, dated October 27, 2023 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)

4.16

Amended and Restated Junior Secured Promissory Note (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)

4.17	Junior Secured Promissory Note (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)
4.18

Amendment to Junior Secured Promissory Note, dated December 4, 2023, between Agrify Corporation and CP Acquisitions, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2023).

4.19

Senior Secured Amended, Restated and Consolidated Convertible Promissory Note dated January 25, 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).

4.20

Second Amended and Restated Junior Secured Promissory Note dated January 25, 2024 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).

4.21**	Form of Pre-Funded Warrant
4.22**	Form of Placement Agent Warrant
5.1**	Opinion of Sherman & Howard, L.L.C.
5.2**	Opinion of Burns & Levinson LLP
10.1

Operating Agreement of Agrify-Valiant, LLC dated December 8, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

10.2

Distribution Agreement dated June 7, 2019 between the Registrant and Bluezone Products, Inc.± (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

10.3

Distribution Agreement dated March 9, 2020 between the Registrant and Enozo Technologies Inc.± (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

10.4

Purchase Agreement dated as of July 28, 2020 between the Registrant and 4D Bios Inc.± (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

Exhibit No.	Description
10.5†

Employment Agreement dated as of January 4, 2021 between the Registrant and Raymond Chang (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2021)

10.6†

2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

10.7

Intellectual Property Assignment and Transfer Agreement by and among the Registrant, Agrify Brands, LLC and The Holden Company effective as of January 1, 2020 (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

10.8

Supply Agreement by and among the Registrant and Mack Molding Co. dated December 7, 2020± (incorporated by reference to Exhibit 10.15 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

10.9

Amended and Restated Operating Agreement of Agrify Brands, LLC effective as of August 12, 2020 (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2020)

10.10

Form of Indemnification Agreement with directors and executive officers (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2021)

10.11†

Employment Agreement, dated as of November 10, 2021, between the Registrant and Timothy Oakes† (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2021)

10.12±

Form of Securities Purchase Agreement, dated as of January 25, 2022, between the Registrant and the Purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2022

10.13±

Form of Securities Purchase Agreement, dated as of March 14, 2022, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2022)

10.14†

Agrify Corporation 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022)

10.15†

Agrify Corporation 2022 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022)

10.16†

Separation Agreement of Thomas Massie, dated as of July 8, 2022 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).

10.17†

Employment Agreement, dated as of July 14, 2022, between the Registrant and Stuart Wilcox (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).

10.18±

Exchange Agreement, dated as of August 18, 2022, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2022).

10.19±

Equity Distribution Agreement, dated as of October 18, 2022, between the Registrant and Canaccord Genuity LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2022).

10.20†

Employment Agreement, dated as of July 25, 2022, between the Registrant and Timothy Hayden (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2023)

10.21±

Exchange Agreement, dated as of March 8, 2023, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2023)

10.22

Company and Investor Acknowledgment, dated as of October 27, 2023, between the Registrant and CP acquisitions LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)

Exhibit No.	Description
10.23

Letter Agreement, dated as of October 27, 2023, between the Registrant and High Trail Special Situations LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)

10.24±

Modification Agreement, effective as of October 18, 2023, between the Registrant and Mack Molding Company (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2023)

10.25**±	Form of Subscription Agreement
21.1	Subsidiaries of the Registrant (previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed on November 28, 2023 and incorporated by reference thereto).
23.1**	Consent of Marcum LLP
23.2**	Consent of Sherman & Howard, L.L.C. (included in Exhibit 5.1).
23.3**	Consent of Burns & Levinson LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed on January 26, 2024 and incorporated by reference thereto).
107**	Calculation of Registration Fee

____________

±        Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.

†        Indicates a management contract, compensatory plan, or arrangement.

*        Previously filed.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 7th day of February, 2024.

AGRIFY CORPORATION
By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Raymond Nobu Chang	President, Chief Executive Officer and Chairman	February 7, 2024
Raymond Nobu Chang	(principal executive officer and principal financial and accounting officer)
*	Director	February 7, 2024
I-Tseng Jenny Chan
*	Director	February 7, 2024
Max Holtzman
*	Director	February 7, 2024
Timothy Mahoney
*	Director	February 7, 2024
Leonard Sokolow
*	Director	February 7, 2024
Krishnan Varier
*By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Attorney-in-Fact